                                                Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-59506


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 19, 2001

                                 $1,280,173,000
                                 (APPROXIMATE)

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-HEIL1
                     MELLON RESIDENTIAL FUNDING CORPORATION
                                   DEPOSITOR

                               MELLON BANK, N.A.
                           SELLER AND MASTER SERVICER
                           -------------------------
CERTIFICATES OFFERED
     - Classes of mortgage pass-through
       certificates listed below
ASSETS
     - Fixed rate, first and junior
       lien, residential mortgage loans
CREDIT ENHANCEMENT
     - Excess interest
     - Overcollateralization

     - Yield maintenance agreement
     - Certificate insurance policy
       issued by [Ambac Logo]

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS PROSPECTUS SUPPLEMENT.

The certificates are obligations only of the trust.

The mortgage loans are not guaranteed by any person.

The certificates are not bank deposits.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Making any contrary representation is a criminal offense.

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                       INITIAL CLASS                  EXPECTED RATINGS                 INITIAL CLASS
                        CERTIFICATE    PASS-THROUGH  -------------------                CERTIFICATE    PASS-THROUGH
                          BALANCE          RATE          MOODY'S S&P                      BALANCE          RATE
--------------------------------------------------------------------------------------------------------------------
Class A-1               $666,500,000    Adjustable        Aaa   AAA      Class A-4      $336,173,000      6.615%
--------------------------------------------------------------------------------------------------------------------
Class A-2               $115,500,000      5.565%          Aaa   AAA      Class S          Notional         Step
--------------------------------------------------------------------------------------------------------------------
Class A-3               $162,000,000      5.945%          Aaa   AAA
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

---------------------  -------------------
---------------------  -------------------
                        EXPECTED RATINGS
                       -------------------
                           MOODY'S S&P
---------------------  -------------------
Class A-1                   Aaa   AAA
--------------------------------------------------------------
Class A-2                   Aaa   AAA
--------------------------------------------------------------
Class A-3
--------------------------------------------------------------
--------------------------------------------------------------

     The Class S Certificates will not receive any principal payments but will accrue interest on its notional amount, which initially will be approximately $128,017,000. The pass-through rate on the Class S Certificates will be 1.00% through the distribution date in June 2003 and 0.00% thereafter.

     The pass-through rate on the Class A-1 Certificates is subject to adjustment on each distribution date based on one-month LIBOR, subject to the limits described in this prospectus supplement.

     The pass-through rates on the Class A-2, Class A-3 and Class A-4 Certificates are subject to the limits described in this prospectus supplement. The pass-through rate on the Class A-4 Certificates will increase by 0.50% after the optional termination date.
                           -------------------------

     Subject to the satisfaction of certain conditions, the underwriters named below will purchase the offered certificates from the depositor. The underwriters will offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters will pay the depositor an amount equal to approximately 99.93% of the aggregate principal balance of the offered certificates plus accrued interest from June 1, 2001, except in the case of the Class A-1 Certificates, before deducting issuance expenses payable by the depositor. See "Method of Distribution" in this prospectus supplement. The offered certificates, will be issued in book-entry form only, on or about June 28, 2001.
                           -------------------------

GREENWICH CAPITAL MARKETS, INC.                    MELLON FINANCIAL MARKETS, LLC
                                  UNDERWRITERS

JUNE 19, 2001

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     - the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - this prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT.

                               TABLE OF CONTENTS

     PROSPECTUS SUPPLEMENT
     ---------------------
Summary of Terms...............   S-3
Risk Factors...................   S-7
The Mortgage Pool..............  S-11
Description of the
  Certificates.................  S-27
Yield, Prepayment and Maturity
  Considerations...............  S-39
The Certificate Insurer........  S-49
Use of Proceeds................  S-50
Federal Income Tax
  Considerations...............  S-50
ERISA Considerations...........  S-52
Legal Investment...............  S-53
Method of Distribution.........  S-53
Legal Matters..................  S-54
Experts........................  S-55
Ratings........................  S-55
Annex I........................  S-57
          PROSPECTUS
          ----------
Incorporation of Certain
  Documents by Reference.......     1
The Trust Fund.................     2
Use of Proceeds................    12
The Depositor..................    12
Mortgage Loan Program..........    13
Description of the
  Certificates.................    18
Credit Enhancement.............    30
Yield and Prepayment
  Considerations...............    35
The Pooling and Servicing
  Agreement....................    37
Certain Legal Aspects of the
  Mortgage Loans...............    53
Federal Income Tax
  Considerations...............    61
State Tax Considerations.......    91
ERISA Considerations...........    91
Legal Investment...............   100
Method of Distribution.........   101
Legal Matters..................   102
Financial Information..........   102
Rating.........................   102

                                SUMMARY OF TERMS

     This section gives a brief summary of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF CERTIFICATES...........    Mortgage Pass-Through Certificates, Series
                                    2001-HEIL1.

ISSUER..........................    MRFC Mortgage Pass-Through Trust, Series
                                    2001-HEIL1.

DEPOSITOR.......................    Mellon Residential Funding Corporation.

SELLER AND MASTER SERVICER......    Mellon Bank, N.A.

TRUSTEE.........................    Wells Fargo Bank Minnesota, N.A.

CERTIFICATE INSURER.............    Ambac Assurance Corporation.

CUT-OFF DATE....................    The opening of business on June 1, 2001.

CLOSING DATE....................    On or about June 28, 2001.

DETERMINATION DATE..............    The 15th day of each month or, if the 15th
                                    day is not a business day, the preceding business day.

DISTRIBUTION DATE...............    The 25th day of each month or, if the 25th
                                    day is not a business day, the first
                                    business day thereafter, beginning in July
                                    2001.

RECORD DATE.....................    The last business day of the month prior to
                                    the month that includes the applicable
                                    distribution date except that the record date for the Class A-1 Certificates will be the business day before the applicable distribution date.

LAST SCHEDULED DISTRIBUTION
DATES...........................    The distribution dates in the respective
                                    months set forth below:

                                                                              LAST SCHEDULED
                                                CLASS                        DISTRIBUTION DATE
                                                -----                        -----------------

                                                A-1........................  January 2008

                                                A-2........................  June 2009

                                                A-3........................  February 2011

                                                A-4........................  February 2021

                                                S..........................  June 2003

DESIGNATIONS

Each class of certificates will have different characteristics. Certain of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide you with a better understanding of your certificates.

Book-Entry Certificates

All classes of certificates except for the Physical Certificates

Class A Certificates

All classes of offered certificates except for the Class S Certificates

Notional Amount Certificates

Class S Certificates

Offered Certificates

Each class of certificates listed on the cover page of this prospectus supplement

Physical Certificates

Class BIO and Class R Certificates

Regular Certificates

All classes of certificates except for the Class R Certificates

Residual Certificates

Class R Certificates

Senior Certificates

Offered Certificates

Subordinated Certificates

Physical Certificates

OFFERED CERTIFICATES

Pass-Through Rates

The pass-through rate for each class of offered certificates, other than the Class A-1 Certificates, is set forth on the cover page of this prospectus supplement. Each of those pass-through rates is subject to a net WAC cap described in this prospectus supplement. In addition, the pass-through rate on the Class A-4 Certificates will increase by 0.50% if the trust fund is not terminated on the first date that it may be terminated, called the optional termination date.

The pass-through rate on the Class S Certificates will be 1.00% per annum through the distribution date in June 2003 and will be 0.00% thereafter.

The pass-through rate on the Class A-1 Certificates may change from distribution date to distribution date based on the level of one-month LIBOR, subject to the limits described in this prospectus supplement. See "Description of the Certificates -- Interest" in this prospectus supplement.

Interest Distributions

Interest due on each class of offered certificates on a distribution date will equal:

     - 1/12 or, in the case of the Class A-1 Certificates, the actual number of days in the accrual period divided by 360 times the applicable pass-through rate, multiplied by

     - the applicable class certificate balance or notional amount on the day before that distribution date, plus

     - any unpaid interest amounts from prior distribution dates plus

     - interest on any unpaid interest amounts at the applicable pass-through rate for the related interest accrual period.

Interest Accrual Period

The month before each distribution date, except that the interest accrual period for the Class A-1 Certificates will be the period from the prior distribution date, or in the case of the first distribution date from the closing date, to the day before the applicable distribution date.

Interest Calculations

Actual/360 for the Class A-1 Certificates; 30/360 for all other offered certificates.

Class Certificate Balances

The initial class certificate balances and notional amount of the offered certificates may be larger or smaller than listed on the cover page of this prospectus supplement based on the amount of mortgage loans delivered on the closing date. The total change for all classes will not be greater than 10% although changes to individual classes may be more than that amount.

Principal Distributions

The trustee will distribute principal of the classes of offered certificates entitled to principal distributions in the priority discussed under the caption "Description of the Certificates -- Distributions" in this prospectus supplement.

Minimum Denominations

$25,000.

Form

Book-entry.

SMMEA Eligible

The offered certificates will NOT be SMMEA eligible. See "Legal Investment" in this prospectus supplement.

ERISA Eligibility

Subject to the satisfaction of certain conditions, ERISA Plans may purchase the offered certificates. See "ERISA Considerations" in this prospectus supplement.

OTHER CERTIFICATES

The trust fund will issue the Class BIO and Class R Certificates. We are not offering these classes to the public pursuant to this prospectus supplement and the prospectus. We are including information about these classes because they provide credit enhancement to the offered certificates.

MORTGAGE LOANS

We expect that the mortgage loans will have the following approximate characteristics as of the opening of business on June 1, 2001. As of the closing date, no more than 5% of the mortgage loans will have characteristics that differ from those described in this prospectus supplement as of the opening of business on June 1, 2001.

Number of loans:..............           32,176
Aggregate unpaid balance:.....   $1,280,173,423
Largest unpaid balance:.......         $538,705
Smallest unpaid balance:......              $34
Average unpaid balance:.......          $39,787
Highest mortgage rate:........           13.990%
Lowest mortgage rate:.........            5.990%
Weighted average mortgage
  rate:.......................            8.071%
Weighted average original
  CLTV:.......................            70.43%
Weighted average remaining
  term to maturity:...........        125 months

CREDIT ENHANCEMENT

General. Credit enhancement refers to a mechanism that is intended to protect the holders of some classes of certificates against losses due to defaults by borrowers under the mortgage loans. This transaction includes four forms of credit enhancement:

     - excess interest

     - overcollateralization

     - yield maintenance agreement

     - certificate insurance policy

Excess Interest. We expect that the mortgage loans will produce more interest than is necessary to pay interest on the offered certificates and expenses of the trust fund. If there is excess interest, it will be used to cover realized losses and other shortfalls in available funds.

Overcollateralization. Beginning on the third distribution date, any excess interest that is not used to cover realized losses or other shortfalls will be used to make payments of principal of the classes of offered certificates then entitled to distributions of principal. This use of excess interest will accelerate the amortization of the offered certificates relative to the amortization of the mortgage loans. When the principal balance of the mortgage loans exceeds the principal balance of the offered certificates, it is called overcollateralization. Any overcollateralization will be available to absorb realized losses on the mortgage loans. This use of excess interest will continue until the overcollateralization reaches a specified level at which time this use will stop unless it is necessary to maintain the overcollateralization at its required level.

Yield Maintenance Agreement. The trust fund will include a yield maintenance agreement between Morgan Guaranty Trust Company of New York and Mellon Bank, N.A. This agreement will be assigned to the trustee on behalf of the certificate insurer and the certificateholders. Payments under the yield maintenance agreement will be deposited in a reserve fund. Payments under the yield maintenance agreement will be made pursuant to the formula described in "Description of the Certificates -- The Reserve fund and the yield maintenance agreement."

Certificate Insurance Policy. The certificate insurance policy will unconditionally and irrevocably guarantee timely payment of interest on the senior certificates and ultimate payment of principal of the Class A Certificates. In addition, the certificate insurance policy will guarantee the payment in full of the class certificate balance of the Class A Certificates on their respective last scheduled distribution dates after giving effect to all other amounts distributable and allocable to principal on the Class A Certificates on the applicable distribution date.

OPTIONAL TERMINATION

Subject to certain conditions in the agreement, the master servicer has the option to purchase all of the mortgage loans and properties then owned by the trust fund when the aggregate principal balance of the mortgage loans is 10% or less of the aggregate principal balance of the mortgage loans as of the cut-off date.

FEDERAL INCOME TAX CONSIDERATIONS

For federal income tax purposes, separate elections will be made to treat specified portions of the trust fund as a "real estate mortgage investment conduit" or "REMIC", creating a tiered REMIC structure. In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel for the depositor, assuming that timely REMIC elections are made and ongoing compliance with the pooling and servicing agreement, the offered certificates will constitute "regular interests" in a REMIC. See "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The offered certificates must receive the ratings set forth on the cover page of this prospectus supplement from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

                                  RISK FACTORS

     AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST, WE RECOMMEND THAT YOU CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS.

YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

     The offered certificates will not be listed on any securities exchange. As a result, if you want to sell your certificates, you must locate a purchaser that is willing to purchase those certificates. The underwriters intend to make a secondary market for the offered certificates. The underwriters will do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of mortgage backed securities, and there may be such times in the future. As a result, you may not be able to sell your certificates when you want to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

     There are a number of unique features of the mortgage loans that create additional risk of loss including the following:

     - MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY RESULT IN MORE SEVERE LOSSES. Approximately 23.45% of the mortgage loans based on principal balances as of the cut-off date are known to be secured by junior mortgages or deeds of trust. A mortgage secured by a junior lien is entitled to proceeds from the sale of the related property after the related first mortgage and prior statutory liens have been satisfied. If those proceeds are insufficient and the certificate insurer fails to perform its obligation, you may incur a loss on your investment in the offered certificates.

        Even if the property provides adequate security for the first and junior mortgages, the percentage of the principal balance of a junior mortgage loan paid to certificateholders may be less than it would have for a first mortgage loan. This is because the size of a junior mortgage loan is generally smaller than a first mortgage loan but the costs of liquidation are generally the same. As a result, if a junior mortgage loan defaults, the loss is likely to be more severe than it would have been for a first mortgage loan.

     - MORTGAGE LOANS THAT DO NOT FULLY AMORTIZE BY THEIR MATURITY DATES HAVE A GREATER RISK OF DEFAULT. Approximately 12.17% of the mortgage loans based on principal balances as of the cut-off date will not fully amortize by their maturity dates. On the maturity date, the borrower will be required to make a large "balloon payment" to pay the mortgage in full. Usually the borrower will have to refinance the existing mortgage loan in order to make the balloon payment. The borrower's ability to refinance the existing mortgage loan may be affected by a number of factors including the level of mortgage interest rates at the time, the borrower's credit history and equity in the related property and the condition of the property.

     - THE CONCENTRATION OF MORTGAGE PROPERTIES IN SPECIFIC STATES INCREASES THE RISK OF LOSS. The residences securing approximately 81.61%, 4.68% and 3.94% of the principal balances of the mortgage loans as of the cut-off date are located in the states of Pennsylvania, New Jersey and Ohio, respectively. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the mortgage loans in certain states, any adverse economic conditions or declines in property values in those states may have a greater effect on the performance of the offered certificates than if the concentration did not exist.

     - THE MORTGAGE LOANS ARE SIMPLE INTEREST LOANS WHICH MAY PRODUCE UNEVEN CASHFLOW. When a payment is made on a simple interest loan, the payment is allocated first to interest for the number of days since the date of receipt of the prior payment and then the remaining amount, if any, is applied to reduce the principal balance of the mortgage loan. As a result, if the borrowers make their monthly payments either more or less than 30 days after the date of receipt of their prior payments, the amount of interest and principal collections available to the trust fund will vary.

     - INFORMATION ABOUT CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS IS UNAVAILABLE. The mortgage loans were not originated with the intention of selling them in the secondary market. As a result, some of the information regarding the characteristics of the mortgage loans set forth in this prospectus supplement was not captured in the seller's systems. In general, the unavailable information relates to well seasoned mortgage loans. However, the lack of certain information may make it more difficult to analyze your investment.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors including the following:

     - THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The mortgage loans may be prepaid at any time without penalty.

     - YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Mortgage backed securities, like the certificates, usually produce a faster return of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce a slower return of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield.

     - AN EARLY TERMINATION WILL SHORTEN THE LIFE OF YOUR INVESTMENT WHICH MAY REDUCE YOUR YIELD TO MATURITY. If the optional termination right is exercised, you will receive the principal amount of your certificates plus accrued interest through the related interest accrual period. Because your certificates will no longer be outstanding, you will not receive the additional interest payments that you would have received had the certificates remained outstanding. If you bought your certificates at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

     - CHANGES IN INTEREST RATES WILL AFFECT YOUR YIELD TO MATURITY. The pass-through rate for each class of Class A Certificates will be subject to a cap equal to the weighted average of the net mortgage rates on the mortgage loans at the time less the premium payable to the certificate insurer and the interest distributable on the Class S Certificates. The weighted average of the net mortgage rates may change due to prepayments and defaults on the mortgage loans. Any changes in the weighted average net mortgage rate on the mortgage loans may affect the pass-through rates on the Class A Certificates. If mortgage loans with relatively higher net mortgage rates were to prepay or default at faster rates than mortgage loans with relatively lower net mortgage rates, the cap would be lower than otherwise would be the case. Changes in a pass-through rate will affect the yield to maturity of the affected class of offered certificates.

        The pass-through rate for the Class A-1 Certificates will be adjusted based on changes in one-month LIBOR, subject to the cap described in the prior paragraph. The mortgage rates on the mortgage loans will not adjust. As a result, holders of the Class A-1 Certificates may not receive interest at the rate of one-month LIBOR plus the applicable margin on the applicable distribution dates.

        If the pass-through rate on any class of Class A Certificates is limited by the cap, the owners will be entitled to any resulting shortfall on that distribution date or any future distribution date to the extent funds are available therefor as provided in this prospectus supplement. The certificate insurance policy does not cover, and the ratings on the Class A Certificates do not address the likelihood of, payment of this type of shortfall.

     - OWNERS OF CLASS S CERTIFICATES MAY NOT RECOVER THEIR INITIAL INVESTMENT. An investment in the Class S Certificates is very risky because the return of the investment depends on the payments of interest by borrowers under the mortgage loans. If the borrowers prepay their mortgage loans, no further interest payments will be made on those mortgage loans. If borrowers prepay their mortgage loans very fast, investors in the Class S Certificates will not recover their initial investments. IN ADDITION, AFTER THE DISTRIBUTION DATE IN JUNE 2003, THE CLASS S CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS.

ONLY THE TRUST FUND IS OBLIGATED TO PAY THE CERTIFICATES

     All distributions on the offered certificates will be made from the assets of the trust fund, including the yield maintenance agreement and the certificate insurance policy. The trust fund has no other resources to make distributions on the offered certificates. The mortgage loans are not insured or guaranteed by any person. The trust fund is the only person that is obligated to make distributions on the offered certificates. The offered certificates are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental authority.

THE TRUST FUND MAY BE AN UNSECURED CREDITOR OF THE SELLER WITH REGARD TO CERTAIN MORTGAGE LOANS SINCE MORTGAGE LOAN ASSIGNMENTS WILL NOT BE RECORDED

     Although the mortgage notes relating to the mortgage loans will be delivered to the trustee within 21 days after the closing date, assignments of mortgage loans to the trustee will not be recorded unless the rating of the long-term senior unsecured debt obligations of the seller falls below a rating of "BBB" by Standard & Poor's Ratings Services or "Baa2" by Moody's Investors Service, Inc.

     In some states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the trustee will have the result of making the sale of the mortgage loans to the trust fund potentially ineffective against any creditors of the seller who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of the seller, or any purchaser of a mortgage loan who had no notice of the prior conveyance to the trust fund if the purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise. In those events, the trust fund would be an unsecured creditor of the seller.

THE CERTIFICATE INSURER, RATHER THAN THE CERTIFICATEHOLDERS, WILL CONTROL THE EXERCISE OF THE RIGHTS AND REMEDIES OF THE CERTIFICATEHOLDERS

     So long as the certificate insurer is not in default with respect to its obligations under the certificate insurance policy, neither the trustee nor the certificateholders may declare an event of default under the agreement. Even in the absence of an event of default, the certificate insurer rather that the certificateholders will control the exercise of rights, such as consent rights, that would otherwise belong to the certificateholders.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL LIKELY REDUCE THE PRICES FOR CERTIFICATES

     A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after the offered certificates are issued if that rating agency believes that circumstances have changed. Any reduction in the claims paying ability of the certificate insurer will likely result in a reduction in the ratings of the offered certificates. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser will be willing to pay for the offered certificates.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                               THE MORTGAGE POOL
GENERAL

     Mellon Residential Funding Corporation, as depositor, will purchase the mortgage loans from Mellon Bank, N.A., pursuant to a pooling and servicing agreement, dated as of June 1, 2001, among the depositor, Mellon Bank, N.A., as seller and as master servicer, and Wells Fargo Bank Minnesota, National Association, as trustee. The depositor will cause the mortgage loans to be assigned to the trustee on behalf of the trust fund for the benefit of holders of the certificates and the certificate insurer. The mortgage loans included in the trust fund at any time are referred to as the mortgage pool.

     Under the agreement, the seller will make representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the agreement and the characteristics of the mortgage loans being sold by the seller and, subject to the limitations described below under " -- Assignment of the mortgage loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured material breach of any of these representations, warranties or covenants. The seller will represent and warrant to the depositor in the agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the agreement can be made and that the selection was not made in a manner that would adversely affect the interests of the certificateholders. See "Mortgage Loan Program -- Representations by sellers; Repurchases" in the prospectus. Under the agreement, the depositor will assign all its right, title and interest in and to those representations, warranties and covenants, including the seller's repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the agreement.

     As of the cut-off date, the aggregate of the Stated Principal Balances of the mortgage loans is expected to be approximately $1,280,173,423. The mortgage loans have fixed interest rates. Except for the balloon mortgage loans, the mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. As of the cut-off date, approximately 12.17% of the mortgage loans, by cut-off date pool principal balance, will have original terms to maturity of 15 years and amortization schedules of 30 years, called balloon mortgage loans, leaving a substantial payment due at the stated maturity. The due dates for scheduled monthly payments on the mortgage loans occur throughout the month. All of the mortgage loans are simple interest loans. Mortgagors may prepay their mortgage loans at any time without penalty.

     The mortgage loans to be included in the mortgage pool were originated by the seller in the normal course of its business and substantially in accordance with the underwriting criteria specified in this prospectus supplement.

     Certain information with respect to the mortgage loans to be included in the mortgage pool is set forth below. Prior to the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted for those loans. The depositor believes that the information set forth in this prospectus supplement with respect to the mortgage loans as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary. Unless otherwise indicated, information presented below expressed as a percentage -- other than rates of interest and original combined loan-to-value ratios -- are approximate percentages based on the Stated Principal Balances of the mortgage loans as of the cut-off date.

     Each mortgage loan was originated on or after October 2, 1989.

     The earliest and latest stated maturity date of any mortgage loan is June 1, 2001 and January 15, 2021, respectively.

     As of the cut-off date, approximately 0.20% of the mortgage loans, by principal balances as of the cut-off date, were 30-59 days delinquent.

     None of the mortgage loans are subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

     No mortgage loan is covered by a primary mortgage guaranty insurance policy.

     No mortgage loan had a combined loan-to-value ratio at origination of more than 100%.

     The "combined loan-to-value ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the sum of (x) the principal balance of the mortgage loan at the date of origination and (y) the unpaid principal balances of any senior mortgage loans at the time of origination of the junior mortgage loan and the denominator of which is

     (a) in the case of a purchase, the lesser of

        (1) the selling price of the mortgaged property at the time of origination of the mortgage loan and

        (2) the appraised value of the mortgaged property determined in an appraisal obtained by the seller at origination of the mortgage loan or

     (b) in the case of a refinance, the appraised value of the mortgaged property determined in an appraisal obtained by the seller at the time of the refinance.

     We cannot assure you that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to those mortgage loans.

     The following information sets forth in tabular format certain information, as of the cut-off date, as to the mortgage loans in the mortgage pool. Other than with respect to rates of interest and original combined loan-to-value ratios, percentages, which are all approximate, are based on the Stated Principal Balances of the mortgage loans in the mortgage pool as of the cut-off date. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                                 MORTGAGE RATES

                                                                      % OF PRINCIPAL
                                    NUMBER OF    PRINCIPAL BALANCE       BALANCE
                                    MORTGAGE         AS OF THE          AS OF THE
MORTGAGE RATES(%)                     LOANS        CUT-OFF DATE        CUT-OFF DATE
-----------------                   ---------    -----------------    --------------
 5.990 -  6.000...................       10      $      453,989.49          0.04%
 6.001 -  7.000...................    2,388         151,224,323.57         11.81
 7.001 -  8.000...................   13,094         626,544,519.97         48.94
 8.001 -  9.000...................   10,038         356,652,254.57         27.86
 9.001 - 10.000...................    5,196         120,472,003.58          9.41
10.001 - 11.000...................    1,116          19,766,392.14          1.54
11.001 - 12.000...................      259           3,827,532.15          0.30
12.001 - 13.000...................       73           1,207,795.82          0.09
13.001 - 13.990...................        2              24,611.66          0.00
                                     ------      -----------------        ------
          Total...................   32,176      $1,280,173,422.95        100.00%
                                     ======      =================        ======

     The weighted average mortgage rate of the mortgage loans was approximately 8.071%.

                    CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

                                                                      % OF PRINCIPAL
                                    NUMBER OF    PRINCIPAL BALANCE       BALANCE
RANGE OF CURRENT MORTGAGE           MORTGAGE         AS OF THE          AS OF THE
LOAN PRINCIPAL BALANCES ($)           LOANS        CUT-OFF DATE        CUT-OFF DATE
---------------------------         ---------    -----------------    --------------
     34.43 - 100,000.00...........   30,437      $1,044,675,752.63         81.60%
100,000.01 - 200,000.00...........    1,642         211,301,491.92         16.51
200,000.01 - 300,000.00...........       86          19,711,312.46          1.54
300,000.01 - 400,000.00...........        7           2,597,821.29          0.20
400,000.01 - 500,000.00...........        2             844,618.02          0.07
500,000.01 - 538,704.82...........        2           1,042,426.63          0.08
                                     ------      -----------------        ------
          Total...................   32,176      $1,280,173,422.95        100.00%
                                     ======      =================        ======

     The average current mortgage loan principal balance of the mortgage loans was approximately $39,787.

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

                                                                      % OF PRINCIPAL
                                    NUMBER OF    PRINCIPAL BALANCE       BALANCE
ORIGINAL COMBINED                   MORTGAGE         AS OF THE          AS OF THE
LOAN-TO-VALUE RATIOS (%)              LOANS        CUT-OFF DATE        CUT-OFF DATE
------------------------            ---------    -----------------    --------------
 5.02 - 10.00.....................       84      $      766,963.89          0.06%
10.01 - 15.00.....................      250           2,928,224.29          0.23
15.01 - 20.00.....................      458           6,895,972.03          0.54
20.01 - 25.00.....................      551           9,619,329.61          0.75
25.01 - 30.00.....................      785          16,466,917.52          1.29
30.01 - 35.00.....................      980          23,895,666.58          1.87
35.01 - 40.00.....................    1,233          32,508,710.49          2.54
40.01 - 45.00.....................    1,328          38,186,273.03          2.98
45.01 - 50.00.....................    1,641          51,261,954.66          4.00
50.01 - 55.00.....................    1,582          55,357,180.10          4.32
55.01 - 60.00.....................    2,027          73,314,732.64          5.73
60.01 - 65.00.....................    2,280          87,047,821.71          6.80
65.01 - 70.00.....................    2,614         103,122,596.43          8.06
70.01 - 75.00.....................    2,850         123,630,918.05          9.66
75.01 - 80.00.....................    3,442         158,229,995.90         12.36
80.01 - 85.00.....................    5,800         303,017,329.75         23.67
85.01 - 90.00.....................    4,089         185,108,439.73         14.46
90.01 - 95.00.....................      143           7,017,481.87          0.55
95.01 - 100.00....................       39           1,796,914.67          0.14
                                     ------      -----------------        ------
          Total...................   32,176      $1,280,173,422.95        100.00%
                                     ======      =================        ======

     The weighted average original combined loan-to-value ratio of the mortgage loans was approximately 70.43%.

                                 CREDIT SCORES

                                                                      % OF PRINCIPAL
                                    NUMBER OF    PRINCIPAL BALANCE       BALANCE
                                    MORTGAGE         AS OF THE          AS OF THE
RANGE OF CREDIT SCORES                LOANS        CUT-OFF DATE        CUT-OFF DATE
----------------------              ---------    -----------------    --------------
Not Available.....................      102      $    3,326,527.49          0.26%
401 - 450.........................       13             413,796.30          0.03
451 - 500.........................      105           4,094,801.13          0.32
501 - 550.........................      440          16,029,129.55          1.25
551 - 600.........................      940          37,785,895.10          2.95
601 - 650.........................    1,942          81,536,754.15          6.37
651 - 700.........................    4,374         194,168,873.72         15.17
701 - 750.........................    7,759         326,459,023.31         25.50
751 - 800.........................    9,816         379,205,038.77         29.62
801 - 850.........................    6,551         232,355,245.49         18.15
851 - 860.........................      134           4,798,337.94          0.37
                                     ------      -----------------        ------
          Total...................   32,176      $1,280,173,422.95        100.00%
                                     ======      =================        ======

     The weighted average Credit Score of the mortgage loans was approximately 737.

                                 LIEN POSITION

                                                         % OF PRINCIPAL
                       NUMBER OF    PRINCIPAL BALANCE       BALANCE        WEIGHTED AVG.
                       MORTGAGE         AS OF THE          AS OF THE         SEASONING
LIEN POSITION            LOANS        CUT-OFF DATE        CUT-OFF DATE       (MONTHS)
-------------          ---------    -----------------    --------------    -------------
First Lien...........   12,089      $  656,457,295.36         51.28%            27
Second Lien..........    8,045         273,866,045.06         21.39             26
Third Lien...........      807          24,643,222.78          1.92             25
Fourth Lien..........       49           1,505,341.10          0.12             22
Fifth Lien...........        6             224,727.02          0.02             28
Not Available........   11,180         323,476,791.63         25.27             71
                        ------      -----------------        ------
          Total......   32,176      $1,280,173,422.95        100.00%
                        ======      =================        ======

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                      % OF PRINCIPAL
                                    NUMBER OF    PRINCIPAL BALANCE       BALANCE
                                    MORTGAGE         AS OF THE          AS OF THE
STATE                                 LOANS        CUT-OFF DATE        CUT-OFF DATE
-----                               ---------    -----------------    --------------
Arizona...........................       44      $    1,171,383.06          0.09%
California........................      138           5,103,148.40          0.40
Colorado..........................       54           1,583,148.72          0.12
Delaware..........................      805          32,615,956.84          2.55
District of Columbia..............       49           1,752,954.89          0.14
Florida...........................      113           2,636,869.17          0.21
Idaho.............................        3              75,310.49          0.01
Illinois..........................       81           2,159,039.51          0.17
Indiana...........................       69           2,679,452.80          0.21
Iowa..............................        5             129,856.54          0.01
Kansas............................       22             444,757.67          0.03
Kentucky..........................       77           5,045,767.66          0.39
Maryland..........................      762          28,508,769.79          2.23
Michigan..........................       59           1,468,821.13          0.11
Missouri..........................       43             722,292.50          0.06
Nebraska..........................        5              89,307.92          0.01
Nevada............................       12             331,802.00          0.03
New Jersey........................    1,144          59,936,344.99          4.68
New Mexico........................       13             313,236.26          0.02
New York..........................       49           1,856,384.58          0.15
North Carolina....................       69           2,743,023.58          0.21
Ohio..............................      923          50,445,806.79          3.94
Oklahoma..........................       10             246,165.70          0.02
Oregon............................       54           1,592,500.24          0.12
Pennsylvania......................   26,601       1,044,718,800.88         81.61
South Carolina....................       17             453,708.71          0.04
South Dakota......................        2              30,158.76          0.00
Texas.............................      246           8,084,865.84          0.63
Utah..............................        8             205,206.14          0.02
Virginia..........................      386          17,415,586.17          1.36
Washington........................       54           1,278,613.84          0.10
Wisconsin.........................        6              90,507.96          0.01
Wyoming...........................        4              91,097.62          0.01
Not Available.....................      249           4,152,775.80          0.32
                                     ------      -----------------        ------
          Total...................   32,176      $1,280,173,422.95        100.00%
                                     ======      =================        ======

-------------------------

(1) No more than approximately 0.95% of the mortgage loans are secured by mortgaged properties located in any one postal zip code.

                           PURPOSE OF MORTGAGE LOANS

                                                         % OF PRINCIPAL
                       NUMBER OF    PRINCIPAL BALANCE       BALANCE        WEIGHTED AVG.
                       MORTGAGE         AS OF THE          AS OF THE         SEASONING
LOAN PURPOSE             LOANS        CUT-OFF DATE        CUT-OFF DATE       (MONTHS)
------------           ---------    -----------------    --------------    -------------
Debt Consolidation...   22,038      $1,014,727,426.58         79.26%            31
Home Improvement.....    2,214          57,079,475.91          4.46             32
Taxes/Investment.....      535          21,084,431.16          1.65             30
Convenience..........      424          12,528,046.93          0.98             34
Vehicle..............      615          11,533,990.55          0.90             28
Personal.............      272           7,872,623.40          0.61             33
Business.............      122           4,530,783.28          0.35             33
Vacation.............       24             865,125.10          0.07             27
Medical Expenses.....       13             238,588.91          0.02             33
Not Available........    5,919         149,712,931.13         11.69             87
                        ------      -----------------        ------
          Total......   32,176      $1,280,173,422.95        100.00%
                        ======      =================        ======

                          TYPE OF MORTGAGED PROPERTIES

                                                         % OF PRINCIPAL
                       NUMBER OF    PRINCIPAL BALANCE       BALANCE        WEIGHTED AVG.
                       MORTGAGE         AS OF THE          AS OF THE         SEASONING
PROPERTY TYPE            LOANS        CUT-OFF DATE        CUT-OFF DATE       (MONTHS)
-------------          ---------    -----------------    --------------    -------------
Single Family........   28,200      $1,175,708,278.83         91.84%            34
2-4 Units............      532          17,049,738.39          1.33             44
Condominium..........      206           6,201,494.73          0.48             43
Other................      172           5,420,089.30          0.42             44
Not Available........    3,066          75,793,821.70          5.92             91
                        ------      -----------------        ------
          Total......   32,176      $1,280,173,422.95        100.00%
                        ======      =================        ======

                               OCCUPANCY TYPES(1)

                                                         % OF PRINCIPAL
                       NUMBER OF    PRINCIPAL BALANCE       BALANCE        WEIGHTED AVG.
                       MORTGAGE         AS OF THE          AS OF THE         SEASONING
OCCUPANCY TYPE           LOANS        CUT-OFF DATE        CUT-OFF DATE       (MONTHS)
--------------         ---------    -----------------    --------------    -------------
Primary..............   27,745      $1,157,069,423.27         90.38%            34
Rental...............    1,208          40,648,320.76          3.18             37
Second Home..........      193           7,529,926.62          0.59             37
Not Available........    3,030          74,925,752.30          5.85             93
                        ------      -----------------        ------
          Total......   32,176      $1,280,173,422.95        100.00%
                        ======      =================        ======

-------------------------

(1) Based upon representations of related mortgagors at the time of origination.

                          REMAINING TERMS TO MATURITY

                                                                       % OF PRINCIPAL
                                     NUMBER OF    PRINCIPAL BALANCE       BALANCE
                                     MORTGAGE         AS OF THE          AS OF THE
REMAINING TERM TO MATURITY (MONTHS)    LOANS        CUT-OFF DATE        CUT-OFF DATE
-----------------------------------  ---------    -----------------    --------------
  1 -  24.........................     2,886      $   25,437,487.25          1.99%
 25 -  48.........................     3,733          60,243,360.46          4.71
 49 -  72.........................     2,665          65,363,987.54          5.11
 73 -  96.........................     4,698         161,795,478.78         12.64
 97 - 120.........................     3,930         149,253,647.09         11.66
121 - 144.........................     4,530         216,530,012.32         16.91
145 - 168.........................     8,670         541,635,093.94         42.31
169 - 192.........................       966          50,652,268.16          3.96
193 - 216.........................        75           7,218,709.14          0.56
217 - 236.........................        23           2,043,378.27          0.16
                                      ------      -----------------        ------
          Total...................    32,176      $1,280,173,422.95        100.00%
                                      ======      =================        ======

     The weighted average remaining term to stated maturity of the mortgage loans was approximately 125 months.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders and the certificate insurer all right, title and interest of the depositor in and to each mortgage loan and all right, title and interest in and to all other assets included in the trust fund, including all principal and interest received on or with respect to the mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

     In connection with this transfer and assignment, the depositor will convey, among other things,

     - on the closing date with respect to at least 50% of the mortgage loans, and within 21 days after the closing date with respect to the remaining mortgage loans, the original mortgage note and any modification or amendment endorsed in blank without recourse,

     - the original, or certified copy, of the instrument creating a first or junior lien on the related mortgaged property with evidence of recording indicated on that mortgage,

     - an assignment in recordable form of the mortgage,

     - the title policy with respect to the related mortgaged property and,

     - all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage.

     Only the documents described in the first bullet point above will be physically delivered to the trustee. Custody of the remaining items in the mortgage loan files will be retained by the seller, who in its capacity as master servicer will hold them for the benefit of the trustee and the certificateholders.

     Notwithstanding the preceding paragraph, should the long term senior unsecured debt rating of the seller fall below "BBB" by Standard & Poor's Ratings Services, called S&P, or "Baa2" by Moody's Investors Service, Inc., called Moody's, as promptly as practicable but in any case within 90 days of the event, the seller shall, at its expense, for each mortgage loan, deliver the remaining documents to the trustee and cause assignments of the mortgage loans to the trustee or its nominee to be recorded in the appropriate public office for real property records.

                         THE SELLER AND MASTER SERVICER

     Mellon Bank, N.A., or the Bank, is a national banking association located in Pittsburgh, Pennsylvania. It is a wholly owned subsidiary of Mellon Financial Corporation (MEL: NYSE), a global financial services company also headquartered in Pittsburgh, Pennsylvania and with subsidiaries in Pennsylvania, Delaware, and Maryland. The Bank will act as seller of the mortgage loans to the depositor, and as master servicer of the mortgage loans on behalf of the trustee and the certificateholders.

ORIGINATION

     The mortgage loans were originated through a network of branches and financial centers and, prior to 2000, a network of approved mortgage brokers. All applications are submitted to the seller's consumer loan center - called the CLC -- for underwriting and further processing. If the application is approved, the loan documentation is printed and closed at the branch. For broker originated loans, the documentation was prepared at the seller's centralized closing department and forwarded to an approved title company for closing. The title company was responsible for ensuring that the loan documentation was properly executed. In all instances, the title company is responsible for ensuring that the mortgage is recorded prior to the disbursement of the proceeds.

     Mortgage loans originated through the CLC generally range from $10,000 to $250,000, depending on the property type, generally with a maximum term to stated maturity of 20 years from the first due date.

UNDERWRITING PROCEDURES

     Under the current underwriting procedures of the seller, each home equity installment loan is originated after a review of the applicant's ability to repay the loan and the adequacy of the real property that serves as collateral.

     The applicant is required to complete an application which lists the applicant's mortgage liabilities, income, employment history and other demographic and personal information. If the applicant indicates sufficient income and equity in the mortgaged property to justify extending a home equity installment loan, a further credit investigation will be conducted, which includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant, pay stubs, income tax returns, W-2 forms and/or other income verification, an independent appraisal of the value of the mortgaged property and a title search.

     Starting in November 2000, the seller began using a FICO Score to aid in underwriting. The FICO Score will be based on information obtained from the credit bureau report. For applications with more than one applicant, the highest FICO Score of the applicants determines if the application passes the cut-off score.

     The cut-off scores set for each product are used as a guideline when making a credit decision. Those applicants that fall at or above the cut-off scores are usually approved and those that fall below the cut-off scores are usually denied credit, unless an override is approved by an appropriate level credit officer.

     The cut-off scores for home equity installment loans is generally 660.

     Prior to November 2000, the seller utilized an internal credit scoring system built by Management Decision System.

     Generally, the amount of a home equity installment loan may not cause the borrower's debt-to-income ratio, taking into account the loan amount and any senior mortgage indebtedness and payments on other installment debt and revolving credit, to exceed the maximum debt-to-income ratio for the applicant determined by reference to the applicant's FICO Score.

     The following provides the debt-to-income guidelines used by the seller, based on FICO Scores; provided that in each case a lending officer is permitted to grant exceptions to the guidelines where appropriate:

SCORE                                          GUIDE
-----                                          -----
<640.........................................   40%
640 to 679...................................   45%
>680.........................................   50%

     The following provides the LTV guidelines and the exception authority for a credit officer of the level indicated:

LTV RATIO

PROPERTY TYPE                               MARKET VALUE   LTV RATIO    EXCEPTION AUTHORITY
---------------------------------------------------------------------------------------------
CLASS 1: OWNER OCCUPIED; RESIDENTIAL        MV < $350,000      85%      < 5% to Lender
Single family detached, townhouse,                                      > 5% to Senior Lender
residential                                                             I (with a maximum of
                                                                        90% LTV)
Applicable to all markets                   MV > $350,000      75%
---------------------------------------------------------------------------------------------
Texas originated applications               MV < $350,000      80%      See below(1)

                                            MV > $350,000      75%
---------------------------------------------------------------------------------------------
CLASS 2: OWNER OCCUPIED; RESIDENTIAL(2)     MV < $150,000      70%      < 5% to Lender
Condominium; duplex, 2-unit apartments                                  > 5% to Senior Lender I
3-4 unit apartments
                                                                        Senior Lender I for
                                                                        any exception on 3-4
                                                                        unit apartments
Core market only                            MV > $150,000      60%
---------------------------------------------------------------------------------------------
CLASS 2: NON-OWNER OCCUPIED;                MV < $150,000      70%      < 5% to Lender
RESIDENTIAL(2)
Single family detached; townhouse,                                      > 5% to Senior Lender I
rowhouse; condominium duplex; 2-unit
apartment; secondary residence/vacation                                 Senior Lender I for
home used exclusively by owner's family                                 any exception on 3-4
and guests, and suitable for year round                                 unit apartments
use; 3-4 unit apartments
Core market only                            MV > $150,000      60%
---------------------------------------------------------------------------------------------
Property owned and occupied by a            N/A                55%      Senior Credit Officer
non-borrower and/or any property type not
listed above
Core market only
---------------------------------------------------------------------------------------------

(1) Lender has up to 5% exception authority, not to exceed 90% LTV. LTV greater than 80% is not permitted (per Texas State law) by any level of authority.

(2) Not permitted to be used as collateral where the collateral or property owner is located outside of Mellon's core market.

Note: Any LTV greater than 90% must be approved by a Senior Lender II.

     In some cases, the underwriting guidelines of the seller have been overridden on the basis of compensating factors in an applicant's credit profile, the borrower's equity in the mortgaged property, or other factors. Applications for loans exceeding the maximum amount calculated in the preceding paragraph require the approval of a senior credit officer of the seller for home equity installment loans. Overrides of other criteria may be authorized by the seller's credit officers up to the lending limits.

     The Stated Principal Balances of the mortgage loans may include the premium for credit life insurance and/or flood insurance. Approximately 18.25% of the mortgage loans by principal balance as of the cut-off date include those premiums as part of the related Stated

Principal Balance. Upon prepayment in full of any of these mortgage loans, any unearned premium will be offset against the required payoff amount payable by the mortgagor and will be refunded by the applicable insurance company to the master servicer for deposit in the distribution account.

SERVICING

     The master servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the agreement. The master servicer may perform its servicing obligations under the agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the agreement as if the master servicer alone were servicing the mortgage loans.

     Centralized controls and standards have been established by the master servicer for the servicing of home equity installment loans, including the mortgage loans. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and foreclosures.

     The master servicer begins the process of collecting past due payments as early as one day after the due date for borrowers with a high risk behavioral score. The master servicer's policy regarding delinquent borrowers is as follows:

     - If the borrower is 10 days delinquent, unless his or her payment history meets the necessary criteria, the Bank notifies the customer with a telephone call.

     - A borrower whose payment history meets the most favorable criteria receives a collection letter at 17 days delinquent.

     - In any case, once a borrower is 25 days delinquent, additional notifications are made by telephone.

     - Between 75 and 90 days of delinquency, a pre-foreclosure investigation is initiated.

     - Between 90 and 120 days of delinquency, an account is reviewed for foreclosure and approval by the foreclosure manager.

     When a foreclosure is approved, the account is referred to outside counsel for commencement of foreclosure proceedings. In instituting foreclosure proceedings, the master servicer evaluates the excess of the market value of the mortgaged property over the outstanding balance of the mortgage loan and any senior mortgage indebtedness. Mortgage loans are charged off by the servicer within the calendar month when they become 120 days delinquent unless they are approved for foreclosure. The master servicer may charge-off any mortgage loan earlier than 120 days past due, depending on the individual facts and circumstances. In determining whether to institute foreclosure proceedings, a value estimation of the mortgaged property is ordered no later than when the mortgage loan is 120 days past due, or 90 days past due if the amount owed is $250,000 or more. The estimate is reordered every nine months thereafter, until the mortgage loan cures or title is taken. When a mortgage loan becomes 180 days past due, a portion of the outstanding balance is charged off to the extent that the outstanding balance of the loan together with the outstanding balance of any senior indebtedness, exceeds 80% of the then current market value of the mortgaged property.

     All legal and other expenses for collection efforts are assessed to the borrower to the extent permitted by law, although the limitations imposed by applicable law may be significant.

     Reinstatement arrangements can be made until the mortgaged property is sold. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the master servicer purchases the mortgaged property through foreclosure action, the property is assigned to an outside vendor for disposition.

     In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the master servicer's foreclosure action, the master servicer will either satisfy the senior mortgage loan at the time of the foreclosure sale or take other action to protect its interest in the mortgaged property, based upon reasonable commercial practice in the home equity installment loan market generally.

FORECLOSURE, DELINQUENCY AND CHARGE-OFF EXPERIENCE

     The following table summarizes the delinquency, foreclosure and charge-off experience, as of the dates set forth below, of the mortgage loans originated by the seller and serviced by the master servicer. The delinquency, foreclosure and charge-off percentages may be affected by the decline in size and seasoning of the servicing portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans. We cannot assure you that the foreclosure, delinquency and charge-off experience presented in the table below will be indicative of the experience on the mortgage loans in the future.

                               MELLON BANK, N.A.

                           PORTFOLIO CHARACTERISTICS
        DELINQUENCY AND LOSS EXPERIENCE FOR THE LOAN PRODUCTION DIVISION
                     HOME EQUITY INSTALLMENT LOAN PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                          AS OF                            AS OF DECEMBER 31,
                        MARCH 31,    --------------------------------------------------------------
                           2001         2000         1999         1998         1997         1996
                        ----------   ----------   ----------   ----------   ----------   ----------
Number of Loans.......      38,723       39,950       44,027       48,524       48,318       48,749
Principal Amount
  Outstanding.........  $1,541,659   $1,595,682   $1,791,083   $1,857,561   $1,676,816   $1,639,189
Delinquency
  30-59 days..........        0.50%        0.50%        0.42%        0.45%         N/A          N/A
  60-89 days..........        0.15%        0.11%        0.16%        0.17%         N/A          N/A
  90+ days............        0.57%        0.68%        0.60%        0.56%         N/A          N/A
Total Delinquencies
  $(1)................      18,784       20,480       21,152       21,918       22,688       19,273
Total Delinquencies %.        1.22%        1.28%        1.18%        1.18%        1.35%        1.18%
Average Principal
  Outstanding.........  $1,560,483   $1,691,955   $1,852,484   $1,815,813   $1,698,712   $1,560,310
Net Charge Offs.......  $      118   $      889   $      818   $      663   $    1,341   $    1,054
Net Charge Offs as a
  Percent of Average
  Principal Amount
  Outstanding.........        0.03%        0.05%        0.04%        0.04%        0.08%        0.07%

---------------

(1) Foreclosures are included in Delinquency

     The above delinquency, foreclosure and charge-off statistics represent the recent experience of the master servicer. However, we cannot assure you that the delinquency, foreclosure and charge-off experience on the mortgage loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the mortgage loans. The actual loss and delinquency experience on the mortgage loans will depend on, among other things, the value of the real estate securing those mortgage loans and the ability of the mortgagors to make required payments.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment or, in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income, marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

HAZARD INSURANCE

     Although each mortgagor is required to obtain and maintain hazard insurance with respect to the related mortgaged property, the master servicer does not escrow payments for hazard insurance premiums or similar items. In addition, the master servicer does not track a mortgagor's compliance with its obligation to maintain hazard insurance.

COMMINGLING

     So long as Mellon Bank, N.A. is the master servicer and the long-term unsecured debt obligations of Mellon Bank, N.A. are rated at least A3 by Moody's and A by S&P, and the short-term unsecured debt obligations are rated at least A-1 by S&P and P-1 by Moody's, the master servicer will not be required to deposit amounts received in respect of the mortgage loans into the certificate account on a daily basis as described in the prospectus under "The Pooling and servicing agreement -- Payments on mortgage assets; Deposits to the certificate account." Instead of these deposits, the master servicer may retain and commingle all receipts with its own funds and make a single monthly deposit with the trustee, net of any amounts the master servicer is entitled to retain.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The expense fees consist of the servicing fee payable to the master servicer at the rate of 0.50% per annum of the Stated Principal Balance of the related mortgage loan.

     The master servicer is obligated to pay certain ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the agreement, including the fees of any subservicer. The amount of the servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described in this prospectus supplement under "--Adjustment to servicing fee in connection with certain prepaid mortgage loans." The master servicer will also be entitled to receive late payment fees, assumption fees, and other similar charges and all reinvestment income earned on amounts on deposit in the certificate account. The net mortgage rate of a mortgage loan is the mortgage rate minus the rate at which the servicing fee accrues.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Full and partial principal prepayments by borrowers received during a calendar month will be distributed to certificateholders on the distribution date in the month following the month of receipt. Pursuant to the agreement, the servicing fee for any month will be reduced by an amount with respect to each related mortgage loan prepaid in full sufficient to pass through to certificateholders the full amount of interest to which they would be entitled in respect of that mortgage loan on the related distribution date.

ADVANCES

     Subject to the following limitations, the master servicer will be required to advance prior to each distribution date, from its own funds or amounts received with respect to the mortgage loans that do not constitute Available Funds for the relevant distribution date, an amount equal to the aggregate of payments of interest on the mortgage loans, net of the servicing fee with respect to the related mortgage loans, which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure.

     Advances are intended to maintain a regular flow of scheduled interest payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make an advance as required under the agreement with respect to the certificates will constitute an event of default, in which case the trustee as the successor to the master servicer or any other successor master servicer will be obligated to make the advance, subject to a determination of recoverability as set forth above and in accordance with the terms of the agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreement. When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 2001-HEIL1 will consist of the Class A-l, Class A-2, Class A-3, Class A-4 and Class S
Certificates -- called the senior certificates -- and the Class BIO and Class R Certificates. The senior certificates and the Class BIO and Class R Certificates are collectively referred to in this prospectus supplement as the certificates. Only the senior certificates, which collectively are called the offered certificates, are offered by this prospectus supplement. The classes of offered certificates will have the respective initial Class Certificate Balances or initial Notional Amount, subject to the permitted variance, and pass-through rates set forth or described on the cover of this prospectus supplement or under "Summary of Terms -- Offered Certificates -- Pass-Through Rates."

     The "Class Certificate Balance" of any class of certificates as of any distribution date is the initial Class Certificate Balance of that class reduced by all amounts previously distributed to holders of certificates of that class as payments of principal.

     The Class S Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the mortgage loans. The "Notional Amount" of the Class S Certificates for any distribution date (a) on or prior to the distribution date in June 2003, will equal the lesser of $128,017,000 and the aggregate Stated Principal Balances of the mortgage loans as of the first day of the related due period, and (b) after the distribution date in June 2003, will equal zero.

     The book-entry certificates will be issuable in book-entry form only. The physical certificates will be issued in fully registered certificated form.

BOOK-ENTRY CERTIFICATES

     Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance or Notional Amount of each of those classes of certificates and which will be held by a nominee of The Depository Trust Company, which is referred to as the depository. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, in the United States, or upon request through Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000. One investor of each class of book-entry certificates may hold a beneficial interest that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates --

Book-entry certificates," no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg -- called Clearstream Luxembourg -- was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administrative, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

     Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be Cede & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to Cede & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of those beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-entry certificates" in the prospectus and Annex I to this prospectus supplement.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the closing date, the trustee will establish a distribution account, which will be maintained with the trustee in trust for the benefit of the certificateholders and the certificate insurer. On or prior to the third business day immediately preceding each distribution date, the master servicer will transfer the Available Funds for that distribution date to the trustee for deposit in the distribution account. If funds are deposited in the certificate account, they may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the agreement, that are scheduled to mature on or prior to the third business day preceding the next distribution date.

GLOSSARY

     The following terms will have the meanings set forth below whenever used in this prospectus supplement:

     "Available Funds" with respect to any distribution date will be equal to the sum of

     1. all scheduled installments of interest, net of the servicing fee, due on the due date in the related Due Period and received prior to the related determination date, together with any advances in respect of due but delinquent interest payments and payments by the master servicer in respect of prepayment interest shortfalls;

     2. all proceeds of any insurance policies with respect to the mortgage loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, called Insurance Proceeds, and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, called Liquidation Proceeds, during the related Due Period, in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

     3. all payments of principal, including all partial or full prepayments of the mortgage loans received during the related Due Period; and

     4. amounts received with respect to the distribution date as the substitution adjustment amount or purchase price in respect of a mortgage loan repurchased by the seller or the master servicer as of that distribution date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed pursuant to the agreement.

     "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess, if any, of (x) the Principal Remittance Amount for that distribution date over (y) the Overcollateralization Release Amount, if any, for that distribution date.

     "Due Period" means, with respect to any distribution date, the calendar month immediately preceding that distribution date.

     "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the Monthly Excess Interest Amount for that distribution date and (y) the Overcollateralization Deficiency for that distribution date.

     "Interest Accrual Period" means for each class of certificates and any distribution date, the calendar month preceding the month of that distribution date except that the Interest Accrual Period for the Class A-1 Certificates will be the period from the prior distribution date, or in the case of the first distribution date, from the closing date, through the day prior to the applicable distribution date.

     "Interest Distribution Amount" means for any distribution date, and any class

     1. the sum of

     (a) interest for the related Interest Accrual Period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to that distribution date,

     (b) the sum of the amounts, if any, by which the amount described in clause
         (a) above on each prior distribution date exceeded the amount actually distributed as interest on those prior distribution dates and not subsequently distributed, and

     (c) interest on the amount described in clause (b) above for the related Interest Accrual Period at the applicable pass-through rate, minus

     2. the pro rata portion of any Relief Act Reductions

     A "Liquidated Mortgage Loan" as to any distribution date, is a mortgage loan with respect to which the master servicer has determined, in accordance with servicing procedures specified in the agreement, as of the end of the related Due Period, that all liquidation proceeds which it expects to recover with respect to that mortgage loan have been recovered.

     "Monthly Excess Interest Amount" for any distribution date is that portion of Available Funds remaining after all distributions required to be made pursuant to clauses 1. through 4. below under " -- Distributions."

     "Overcollateralization Amount" means as of any distribution date the amount equal to (x) the pool principal balance as of the last day of the related Due Period minus (y) the aggregate Class Certificate Balance of all classes of offered certificates (after taking into account all distributions of principal on that distribution date).

     "Overcollateralization Deficiency" means, as of any distribution date, the excess, if any, of (x) the Targeted Overcollateralization Amount for that distribution date over (y) the Overcollateralization Amount for that distribution date, calculated for this purpose after taking into account the reduction on that distribution date of the Class Certificate Balances of all classes of the offered certificates resulting from the distribution of the Basic Principal Distribution Amount on that distribution date.

     "Overcollateralization Release Amount" means, with respect to the first two distribution dates, zero and with respect to any other distribution date, the lesser of:

     (x) the Principal Remittance Amount for that distribution date; and

     (y) the excess, if any, of (1) the Overcollateralization Amount for that distribution date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the offered certificates on that distribution date over (2) the Targeted Overcollateralization Amount for that distribution date.

     "Principal Distribution Amount" means, with respect to any distribution date, the sum of (a) the Basic Principal Distribution Amount for that distribution date and (b) the Extra Principal Distribution Amount for that distribution date.

     "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available therefor as described in this prospectus supplement, the sum of the following amounts, without duplication, with respect to the related Due Period:

          1. each payment of principal on a mortgage loan received by the master servicer during that Due Period, including all full and partial principal prepayments,

          2. the net liquidation proceeds allocable to principal actually collected by the master servicer during the related Due Period,

          3. the portion of the purchase price allocable to principal of all repurchased mortgage loans with respect to that Due Period, and

          4. any substitution adjustment amounts received on or prior to the previous Determination Date and not yet distributed.

     A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of mortgage loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus.

     "Stated Principal Balance" means as to any mortgage loan, the unpaid principal balance of that mortgage loan as of the cut-off date minus all amounts credited against that balance prior to the date of determination.

     "Stepdown Date" means the later to occur of (x) the distribution date in June 2003 and (y) the first distribution date on which the pool principal balance is less than or equal to 50% of the pool principal balance as of the cut-off date.

     "Targeted Overcollateralization Amount" means zero for the first two distribution dates and the amount set forth in the agreement for any other distribution date.

INTEREST

     The pass-through rate for each class of offered certificates for each distribution date is described below. On each distribution date, the pass-through rate on the Class A-1 Certificates will equal the lesser of (x) One-Month LIBOR plus the applicable margin and (y) the Net WAC, adjusted to give effect to the related Interest Accrual Period. The applicable margin for each distribution date is 0.13%.

     The pass-through rates on the other classes of Class A Certificates on each distribution date will equal the lesser of the fixed pass-through rate set forth on the cover page of this prospectus supplement and the Net WAC. The fixed pass-through rate for the Class A-4 Certificates will increase by 0.50% after the optional termination date. The pass-through rate of the Class S Certificates for any distribution date (a) on or prior to the distribution date in June 2003, will be 1.00% per annum and (b) any distribution date thereafter, will be zero.

     The "Net WAC" for any distribution date will equal the weighted average mortgage rate of the mortgage loans less the sum of (x) the servicing fee rate,
(y) the premium fee rate for the certificate insurance policy multiplied by a fraction equal to (a) the aggregate Class Certificate Balance of the Class A Certificates divided by (b) the aggregate principal balance of the mortgage loans and (z) the pass-through rate of the Class S Certificates multiplied by a fraction equal to (a) the Notional Amount of the Class S Certificates divided by
(b) the aggregate principal balance of the mortgage loans, adjusted to reflect the accrual of interest on an actual/360 basis in the case of the Class A-1 Certificates.

     On each distribution date, to the extent of funds available therefor, the offered certificates will be entitled to receive interest in an amount equal to the Interest Distribution Amount with respect to the related Interest Accrual Period.

     The Class A Certificates will also be entitled to receive any Net WAC Carryover for each distribution date from the Net WAC Account to the extent of the funds available in that account. The Class A-1 Certificates also will be entitled to receive Net WAC Carryover for each distribution date from the reserve fund as described below under "--The reserve fund and the yield maintenance agreement." The "Net WAC Carryover" payable to each class of Class A Certificates with respect to each distribution date is the sum of:

          (1) the excess, if any, of the Interest Distribution Amount for the relevant class of certificates for that distribution date, calculated at the related pass-through rate, without regard to the Net WAC, over the actual Interest Distribution Amount for the relevant class of certificates for that distribution date, and

          (2) any Net WAC Carryover remaining unpaid from the prior distribution date, together with one month's of interest accrued thereon at the related pass-through rate, without regard to the Net WAC.

     Accrued interest to be distributed on any distribution date will be calculated on the basis of the related Class Certificate Balance or Notional Amount immediately prior to that distribution date. In the case of the Class A-1 Certificates, interest will be calculated and payable on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. In the case of the Class S and the other Class A Certificates, interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

DETERMINATION OF ONE-MONTH LIBOR

     With respect to each distribution date, One-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Accrual Period. One-Month LIBOR for the first distribution date will be established on June 26, 2001. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If that rate does not appear on that page, or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the Reference Bank Rate.

     The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Class Certificate Balance of the Class A-1 Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Class Certificate Balance of the Class A-1 Certificates. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Interest Accrual Period. "LIBOR Business Day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

DISTRIBUTIONS

     A. On each distribution date, the trustee will withdraw (a) the Available Funds from the distribution account and (b) any payments made by the certificate insurer and apply them as follows, with any payments from the certificate insurer limited to payment of the Insured Amounts:

     1. To the certificate insurer, the premium for the certificate insurance policy, due on that distribution date or remaining unpaid from prior distribution dates.

     2. Concurrently, to each class of offered certificates, the related Interest Distribution Amount with any shortfall being allocated among those certificates, pro rata, on the basis of their respective Interest Distribution Amounts.

     3. Sequentially, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, the Basic Principal Distribution Amount, until the respective Class Certificate Balances of those certificates are reduced to zero.

     4. To the certificate insurer, reimbursement for prior payments made under the certificate insurance policy, together with interest on those amounts.

     5. To the class or classes of Class A Certificates then entitled to principal distributions, the Extra Principal Distribution Amount, until the respective Class Certificate Balances of those certificates are reduced to zero.

     6. To the Net WAC Account in an amount up to the amount of the Net WAC Deposit for that distribution date.

     7. To the Class BIO Certificates, the amount set forth in the agreement.

     8. To the Class R Certificates, any remaining amounts.

     B. On each distribution date, following all distributions and deposits made pursuant to clause (A) above, the trustee will distribute an amount equal to the Net WAC Carryover for that distribution date, if any, from the Net WAC Account to the holders of Class A Certificates, pro rata, based on the relative amount of Net WAC Carryover payable to each of those classes on that distribution date.

     C. On each distribution date, following all distributions and deposits made pursuant to clauses (A) and (B) above, an amount will be withdrawn from the reserve fund, to the extent of available funds, and applied in the following priority:

     1. to reimburse the certificate insurer for any payments made under the certificate insurance policy, in an amount up to the Insurer Reserve Maximum for that distribution date;

     2. to pay the Class A-1 Certificates any Net WAC Carryover remaining unpaid on that distribution date.

     3. to pay any Interest Distribution Amount payable to the offered certificates, to the extent not covered by Available Funds, pro rata, based on the relative amount of remaining Interest Distribution Amount payable to each class on that distribution date, up to the remaining Insurer Reserve Maximum for that distribution date;

     4. to the extent the Overcollateralization Amount is less than zero, to pay the Principal Distribution Amount payable to the Class A Certificates, until the Overcollateraliza-tion Amount equals zero, to the extent not covered by Available Funds, up to the remaining Insurer Reserve Maximum for that distribution date; and

     5. to the certificate insurer, any amounts then due and owing under the insurance agreement, up to the remaining Insurer Reserve Maximum for that distribution date.

     On any distribution date, following all other distributions and deposits required to be made on that distribution date, the greater of (a) the excess, if any, of the amount on deposit in the reserve fund over the remaining Insurer Reserve Maximum for that distribution date and (b) the excess, if any, of the Overcollateralization Amount and the amount on deposit in the reserve fund over the Targeted Overcollateralization Amount will be withdrawn from the reserve fund, to the extent of available funds, and paid to the holders of the Class BIO Certificates.

     Notwithstanding the foregoing, in the sole discretion of the certificate insurer, the entire amount remaining in the reserve fund on a distribution date, after all other withdrawals on that date, may be released to the holders of the Class BIO Certificates.

     The "Insurer Reserve Maximum" for any distribution date will equal 0.125% of the Class Certificate Balance of the Class A-1 Certificates immediately prior to that distribution date.

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if the 25th day is not a business day, on the first business day thereafter, commencing in July 2001, to the persons in whose names the certificates are registered at the close of business on the business day immediately preceding that distribution date, in the case of the Class A-1 Certificates, and at the close of business on the last business day of the month preceding the month of the distribution date, in the case of the other classes of offered certificates.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds a Class S Certificate or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the agreement, by wire transfer in immediately available funds to the account of the applicable certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

NET WAC ACCOUNT

     The agreement provides for a Net WAC Account which will be established with an initial deposit of $5,000 on the closing date and held by the trustee for the benefit of the holders of the Class A Certificates. To the extent of amounts on deposit therein, on each distribution date holders of the Class A Certificates will be entitled to receive payments from the Net WAC Account equal to any Net WAC Carryover. The amount required to be deposited in the Net WAC Account on each distribution date, called the Net WAC Deposit, will equal any Net WAC Carryover for that distribution date plus the amount, if any, sufficient to increase the amount on deposit in the Net WAC Account, after giving effect to any payments to be made to the holders of the Class A Certificates from that account on that date, to $10,000, to the extent of funds available. Any investment earnings on amounts on deposit in the Net WAC Account will be paid to, and for the benefit of, the holders of the Class BIO Certificates and will not be available to pay any Net WAC Carryover. The Net WAC Account will not be included as an asset of any REMIC.

THE RESERVE FUND AND THE YIELD MAINTENANCE AGREEMENT

     On the closing date, the trustee will establish a reserve fund to cover certain payments on the Class A Certificates and amounts due the certificate insurer. The reserve fund will be an asset of the trust fund but not of any REMIC. Amounts on deposit in the reserve fund will be invested in Permitted Investments. In addition, on the closing date, the seller will assign to the trustee a yield maintenance agreement. Pursuant to the yield maintenance agreement three business days prior to each distribution date, an amount will be deposited in the reserve fund equal to the Reserve Fund Addition. The certificate insurance policy does not cover any amounts due, but not received, under the yield maintenance agreement.

     On each distribution date, to the extent required, the trustee will withdraw from available funds in the reserve fund an amount sufficient to cover the items in clause (C) under " -- Distributions" above.

     With respect to any distribution date, the "Reserve Fund Addition" will equal interest accrued during the Interest Accrual Period for the Class A-1 Certificates calculated at a per annum rate equal to the Strike Price on an amount equal to the Principal Balance for that distribution date. The "Strike Price" will equal the greater of (x) 0.00% per annum and (y) One-Month LIBOR for that Interest Accrual Period minus 6.00%. The "Principal Balance" will be determined pursuant to the schedule attached to this prospectus supplement as Annex II.

     The Principal Balances set forth in Annex II to this prospectus supplement are based on a prepayment assumption with respect to the Class A-1 Certificates. There can be no assurance that the Class A-1 Certificates will pay at this rate or at any other rate.

THE YIELD MAINTENANCE AGREEMENT COUNTERPARTY

     The counterparty to the yield maintenance agreement will be Morgan Guaranty Trust Company of New York. As of December 31, 2000, Morgan Guaranty Trust Company of New York had total assets of approximately $186 billion, total net loans of $24 billion, total deposits of $39 billion and stockholder's equity of approximately $11 billion. Morgan Guaranty Trust Company of New York has a long-term unsecured credit rating of "AA" from Standard & Poor's Ratings Services and "Aa2" from Moody's Investors Service, Inc.

     Morgan Guaranty Trust Company of New York submits quarterly to the Federal Deposit Insurance Corporation, called the FDIC, certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report," and together, the "Call Reports"). The publicly available portions of the Call Reports with respect to Morgan Guaranty Trust Company of New York are on file with the FDIC, and copies of those portions may be obtained from the FDIC, Disclosure Group, Room F518, 550 17th Street N.W., Washington, D.C. 20429, at prescribed rates. The publicly available portions of Call Reports are also available online at www.fdic.gov.

CERTIFICATE INSURANCE POLICY

     The following summary of the terms of the certificate insurance policy to be issued by the certificate insurer does not purport to be complete and is qualified in its entirety by reference to the policy. You may obtain a form of the policy, upon request, from the depositor.

     Simultaneously with the issuance of the offered certificates, the certificate insurer will deliver the certificate insurance policy to the trustee for the benefit of the holders of the offered certificates. Under the policy, the certificate insurer will irrevocably and unconditionally guarantee payment on each distribution date to the trustee for the benefit of the holders of the offered certificates the full and complete payment of Insured Amounts with respect to the offered certificates, calculated in accordance with the original terms of the offered certificates when issued and without regard to any amendments or modification of the offered certificates or the agreement except amendments or modifications to which the certificate insurer has given its prior written consent.

     The "Insured Amount" for any distribution date will equal any shortfall in amounts available in the distribution account and the reserve fund to pay

     - the Interest Distribution Amounts for the offered certificates for the related Interest Accrual Periods, plus

     - the Guaranteed Principal Distribution Amount, plus

     - without duplication of the amount specified in the immediately preceding bullet, the Class Certificate Balance of the Class A Certificates to the extent unpaid on the respective Last Scheduled Distribution Dates.

     The "Guaranteed Principal Distribution Amount" for any distribution date will equal the amount, if any, by which the aggregate Class Certificate Balance of the Class A Certificates, after giving effect to all other withdrawals and distributions on that distribution date, exceeds the pool principal balance as of that distribution date.

     An Insured Amount with respect to any distribution date will also include any Preference Amount which occurs prior to the related determination date. A "Preference Amount" means any Insured Amount previously distributed to a certificateholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction. The certificate insurance policy does not cover any Net WAC Carryover or any amounts due, but not received, under the yield maintenance agreement.

     The certificate insurer will pay claims under the certificate insurance policy following Receipt by the certificate insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the Business Day following Receipt of the notice for payment, and (2) 12:00 noon, New York City time, on the relevant distribution date.

     The terms "Receipt" and "Received," with respect to the certificate insurance policy, mean actual delivery to the certificate insurer prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice given under the certificate insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the certificate insurer shall promptly so advise the trustee and the trustee may submit an amended or corrected notice.

     Under the certificate insurance policy, "Business Day" means any day other than (1) a Saturday or Sunday, or (2) a day on which banking institutions in the City of New York, New York, the state of New York or in the city in which the corporate trust office of the trustee or the certificate insurer is located, are authorized or obligated by law or executive order to be closed. The certificate insurer's obligations under the certificate insurance policy to pay Insured Amounts will be deemed to be discharged to the extent funds are transferred to the trustee as provided in the certificate insurance policy, whether or not those funds are properly applied by the trustee.

     The certificate insurer will be subrogated to the rights of the holders of the offered certificates to receive payments of principal and interest, as applicable, with respect to distributions on the offered certificates to the extent of any payment by the certificate insurer under the certificate insurance policy. To the extent the certificate insurer pays Insured Amounts, either directly or indirectly, as by paying through the trustee, to the holders of the offered certificates, the certificate insurer will be subrogated to the rights of the holders of the offered certificates, as applicable, with respect to those Insured Amounts and shall be deemed to the extent of the payments so made to be a registered holder of offered certificates for purposes of payment.

     Claims under the certificate insurance policy are direct unsecured and unsubordinated obligations of the certificate insurer, and will rank equally with any other unsecured and unsubordinated obligations of the certificate insurer. The terms of the certificate insurance policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The certificate insurance policy by its terms may not be canceled or revoked prior to distribution in full of all Insured Amounts payable under the certificate insurance policy. The certificate insurance policy is governed by the laws of the State of New York.

     IN THE EVENT THAT THE CERTIFICATE INSURER WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE CERTIFICATE INSURANCE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION ESTABLISHED UNDER THE LAWS OF THE STATE OF CALIFORNIA.

     THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     To the fullest extent permitted by applicable law, the certificate insurer agrees under the certificate insurance policy not to assert, and waives, for the benefit of each holder of offered certificates, all its rights whether acquired by subrogation, assignment or otherwise, to the extent that those rights and defenses may be available to the certificate insurer to avoid payment of its obligations under the certificate insurance policy in accordance with the express provisions of the certificate insurance policy.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more, subject to the conditions set forth in the agreement. Any purchase will be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which the purchase price is to be distributed.

OPTIONAL TERMINATION

     The master servicer will have the right to repurchase all remaining mortgage loans and REO properties in the mortgage pool and thereby effect early retirement of the certificates, subject to the conditions set forth in the agreement and subject to the pool principal balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the cut-off date principal balance of the mortgage loans. The consent of the certificate insurer will be required if the exercise of this right would result in a draw on the certificate insurance policy.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, will act as trustee under the agreement. The trustee will make available a monthly statement to certificateholders containing information regarding the certificates. The trustee will make those statements available each month, to any interested party, via the trustee's website. The trustee's website can be accessed at "www.ctslink.com". For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the trustee, acting jointly, or in some instances, the trustee, acting alone, will have the power to appoint co-trustees or separate trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement will be conferred or imposed upon the trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the trustee is incompetent or unqualified to perform some acts, singly upon the applicable co-trustee or separate trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the master servicer will be obligated to appoint a successor trustee. The master servicer may also remove the trustee if the trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the master servicer will be obligated to appoint a successor trustee. However, any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The trustee's corporate trust office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113. It otherwise conducts its securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Offered certificates may be surrendered at the corporate trust office or at any other address as the trustee may designate from time to time. The depositor, the master servicer, the seller and their respective affiliates may have other banking relationships with the trustee and its affiliates in the ordinary course of their business.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the offered certificates, other than the Class A-1 Certificates, will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of those certificates because monthly distributions will not be payable to those holders until the 25th day or, if the 25th day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings in respect of the delay.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or the master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. The mortgage loans are subject to the "due-on-sale" provisions included in those loans. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the master servicer of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, we cannot give you any assurances as to the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments on that certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. You should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of the Class S Certificates and any other offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield. Investors in the Class S Certificates should carefully consider the risk that a rapid rate of principal prepayments on the mortgage loans could result in the failure of those investors to recover their initial investments.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease.

     The rate of prepayment may affect the pass-through rates on the Class A Certificates. Prepayments of mortgage loans with net mortgage rates in excess of the then-current Net WAC will reduce the cap and may reduce the pass-through rate on one or more classes of Class A Certificates. Mortgage loans with higher net mortgage rates, and consequently higher mortgage rates, may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any disproportionate rate of prepayments may adversely affect the pass-through rates on the Class A Certificates.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

     The rate of prepayments also may affect the rate at which overcollateralization is created. Mortgage loans with relatively higher mortgage rates will contribute more excess interest to the Monthly Excess Interest Amount. Mortgage loans with relatively higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. If such disproportionate rate of prepayments were to occur, the rate and timing of the creation of overcollateralization could be slowed or delayed.

     Because the mortgage loans are simple interest loans, the timing of receipt of scheduled payments will affect the amount of interest and principal available for distribution on the offered certificates. Scheduled payments received earlier or later than the actual due date will decrease or increase the amount of such payments applied to interest with a corresponding but opposite effect on the amount of such payments applied to principal.

OVERCOLLATERALIZATION

     The cashflow mechanics of the trust fund are intended to create overcollateralization through the application of Monthly Excess Interest Amounts to distributions of principal of the class or classes of offered certificates then entitled to distributions of principal. This application will continue until the Overcollateralization Amount equals the Targeted Overcollateralization Amount at which point this application will cease unless necessary to maintain the Overcollateralization Amount at the required level. In addition, the Targeted Overcollateralization Amount may be permitted to step down in the future in which case a portion of the Principal Remittance Amount will not be distributed to the holders of the offered certificates but will instead be distributed to the holders of the Class BIO Certificates. As a result of these mechanics, the weighted average lives of the offered certificates will be different than they would have been in the absence of those mechanics.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the following tables has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, all of which are referred to as the structuring assumptions:

      1. the mortgage loans have the following characteristics,

                                                             ORIGINAL
                                             ORIGINAL      AMORTIZATION     REMAINING
                                               TERM            TERM           TERM
              PRINCIPAL         MORTGAGE    TO MATURITY    TO MATURITY     TO MATURITY
              BALANCE($)        RATE(%)     (IN MONTHS)    (IN MONTHS)     (IN MONTHS)
        ----------------------  --------    -----------    ------------    -----------

        256,586,557.88          8.16008         101            101              65

        856,114,008.35          8.16924         178            178             137

         11,703,650.80          7.20206         228            228             202

        155,769,205.92          7.45208         180            360             156

      2. the mortgage loans prepay at the specified constant prepayment percentages,

      3. no defaults or delays in the payment by the mortgagors of principal of and interest on the mortgage loans are experienced,

      4. scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month of the closing date and are computed prior to giving effect to prepayments received on the first day of that month,

      5. there are no net interest shortfalls and prepayments represent prepayments in full of the mortgage loans and are received on the first day of each month, commencing in the calendar month of the closing date,

      6. the scheduled monthly payments for the mortgage loans have been calculated based on the assumed mortgage loan characteristics described in item 1. above so that the mortgage loans will amortize in amounts sufficient to repay the principal balances of the assumed mortgage loans by their remaining terms to maturity,

      7. the initial Class Certificate Balance or Notional Amount of each class of offered certificates is as set forth on the cover page of this prospectus supplement,

      8. interest accrues on each class of offered certificates at the applicable interest rate described in this prospectus supplement,

      9. distributions in respect of the offered certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     10. the closing date of the sale of the offered certificates is June 28, 2001,

     11. the seller is not required to repurchase or substitute for any mortgage loan,

     12. the level of One-Month LIBOR remains constant at 4.03125% per annum,

     13. the master servicer does not exercise any option to repurchase the mortgage loans described in this prospectus supplement under "Description of the Certificates -- Optional purchase of defaulted loans" and "Description of the Certificates -- Optional termination," except as shown in "Weighted Average Life to Call" in the following tables,

     14. the Targeted Overcollateralization Amount is determined as set forth in the agreement, and

     15. the servicing fee rate is 0.50% per annum, and the premium fee rate for the certificate insurance policy is determined as set forth in the agreement.

     While it is assumed that the mortgage loans prepay at the specified constant prepayment rates, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the following tables.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement -called the Constant Prepayment Rate or CPR -- represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Constant Prepayment Rate does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 25% CPR assumes a constant prepayment rate of 25% per annum of the then unpaid principal balance of a pool of mortgage loans for the life of those mortgage loans. 0% CPR assumes no prepayments. There is no assurance that prepayments will occur at any Constant Prepayment Rate or at any other constant rate.

YIELD SENSITIVITY OF THE CLASS S CERTIFICATES

     As the owner of interest-only strip securities, the holders of the notional amount certificates will be entitled to receive monthly distributions only of interest, as described in this prospectus supplement. Because they will not receive any distributions of principal, the holders of the notional amount certificates will generally be affected by prepayments, liquidations and other dispositions, including optional purchases described in this prospectus supplement, of the mortgage loans to a greater degree than holders of the other classes of offered certificates. However, except in the case of very rapid prepayment rates, the notional amount will not decline. Thus, the yield sensitivity of the notional amount certificates is likely to be more stable than if the notional amount were calculated based solely on the amortization of the underlying mortgage loans directly. HOWEVER, THERE CAN BE NO ASSURANCE THAT THIS WILL BE THE CASE. HOLDERS OF THE NOTIONAL AMOUNT CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE 24TH DISTRIBUTION DATE.

     Based upon the structuring assumptions, and further assuming prepayments at approximately 77% CPR and an assumed purchase price of $2,386,508, which price includes accrued interest from June 1, 2001, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate on the mortgage loans were to exceed that rate, then assuming the mortgage loans behave in conformity with all other structuring assumptions, initial investors in the Class S Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class S Certificates.

     The 0% pre-tax yield to maturity described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S Certificates, would cause the discounted present value of that assumed stream of cash flow to the closing date to equal the assumed purchase price, which includes accrued interest, and converting the monthly rate to a corporate bond equivalent rate. These calculations do not take into account the interest rates at which funds received by holders of the Class S Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class S Certificates when those reinvestment rates are considered.

ADDITIONAL INFORMATION

     The depositor intends to file certain additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by one or more of the underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by

     (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date,

     (b) summing the results and

     (c) dividing the sum by the aggregate amount of the reductions in the Class Certificate Balance of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments including prepayments of the mortgage loans, see " -- Prepayment considerations and risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, we cannot give you any assurances as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of offered certificates will result in variability in the related yields to maturity.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates, other than the Class S Certificates, that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that

     - all of the mortgage loans will have the characteristics assumed,

     - all of the mortgage loans will prepay at the constant prepayment percentages specified in the tables or at any constant prepayment percentages or

     - all of the mortgage loans will prepay at the same rate.

Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant prepayment percentages, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                    CLASS A-1
                                                PERCENTAGE OF CPR
                                       ------------------------------------
          DISTRIBUTION DATE             0%     15%     25%     30%     40%
          -----------------            ----    ----    ----    ----    ----
Initial Percent......................   100    100     100     100      100
June 2002............................    85     58      40      31       13
June 2003............................    70     25       0       0        0
June 2004............................    55      0       0       0        0
June 2005............................    38      0       0       0        0
June 2006............................    19      0       0       0        0
June 2007............................     5      0       0       0        0
June 2008............................     0      0       0       0        0
June 2009............................     0      0       0       0        0
June 2010............................     0      0       0       0        0
June 2011............................     0      0       0       0        0
June 2012............................     0      0       0       0        0
June 2013............................     0      0       0       0        0
June 2014............................     0      0       0       0        0
June 2015............................     0      0       0       0        0
June 2016............................     0      0       0       0        0
June 2017............................     0      0       0       0        0
June 2018............................     0      0       0       0        0
June 2019............................     0      0       0       0        0
June 2020............................     0      0       0       0        0
June 2021............................     0      0       0       0        0
June 2022............................     0      0       0       0        0
June 2023............................     0      0       0       0        0
June 2024............................     0      0       0       0        0
June 2025............................     0      0       0       0        0
June 2026............................     0      0       0       0        0
June 2027............................     0      0       0       0        0
June 2028............................     0      0       0       0        0
June 2029............................     0      0       0       0        0
June 2030............................     0      0       0       0        0
June 2031............................     0      0       0       0        0
Weighted Average Life**
  To Maturity........................  3.23   1.33    0.90    0.76     0.57
  To Call............................  3.23   1.33    0.90    0.76     0.57

---------------

 * Rounded to nearest whole percentage.

** Determined as specified under "Weighted average lives of the offered certificates."

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                      CLASS A-2
                                                  PERCENTAGE OF CPR
                                         ------------------------------------
           DISTRIBUTION DATE              0%     15%     25%     30%     40%
           -----------------             ----    ----    ----    ----    ----
Initial Percent........................   100     100     100     100     100
June 2002..............................   100     100     100     100     100
June 2003..............................   100     100      91      24       0
June 2004..............................   100      85       0       0       0
June 2005..............................   100       0       0       0       0
June 2006..............................   100       0       0       0       0
June 2007..............................   100       0       0       0       0
June 2008..............................    58       0       0       0       0
June 2009..............................     0       0       0       0       0
June 2010..............................     0       0       0       0       0
June 2011..............................     0       0       0       0       0
June 2012..............................     0       0       0       0       0
June 2013..............................     0       0       0       0       0
June 2014..............................     0       0       0       0       0
June 2015..............................     0       0       0       0       0
June 2016..............................     0       0       0       0       0
June 2017..............................     0       0       0       0       0
June 2018..............................     0       0       0       0       0
June 2019..............................     0       0       0       0       0
June 2020..............................     0       0       0       0       0
June 2021..............................     0       0       0       0       0
June 2022..............................     0       0       0       0       0
June 2023..............................     0       0       0       0       0
June 2024..............................     0       0       0       0       0
June 2025..............................     0       0       0       0       0
June 2026..............................     0       0       0       0       0
June 2027..............................     0       0       0       0       0
June 2028..............................     0       0       0       0       0
June 2029..............................     0       0       0       0       0
June 2030..............................     0       0       0       0       0
June 2031..............................     0       0       0       0       0
Weighted Average Life**
  To Maturity..........................  7.13    3.29    2.25    1.91    1.42
  To Call..............................  7.13    3.29    2.25    1.91    1.42

---------------

 * Rounded to nearest whole percentage.

** Determined as specified under "Weighted average lives of the offered certificates."

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                    CLASS A-3
                                                PERCENTAGE OF CPR
                                       ------------------------------------
          DISTRIBUTION DATE             0%     15%     25%     30%     40%
          -----------------            ----    ----    ----    ----    ----
Initial Percent......................   100    100     100     100      100
June 2002............................   100    100     100     100      100
June 2003............................   100    100     100     100       31
June 2004............................   100    100      45       0        0
June 2005............................   100     70       0       0        0
June 2006............................   100      0       0       0        0
June 2007............................   100      0       0       0        0
June 2008............................   100      0       0       0        0
June 2009............................    88      0       0       0        0
June 2010............................    31      0       0       0        0
June 2011............................     0      0       0       0        0
June 2012............................     0      0       0       0        0
June 2013............................     0      0       0       0        0
June 2014............................     0      0       0       0        0
June 2015............................     0      0       0       0        0
June 2016............................     0      0       0       0        0
June 2017............................     0      0       0       0        0
June 2018............................     0      0       0       0        0
June 2019............................     0      0       0       0        0
June 2020............................     0      0       0       0        0
June 2021............................     0      0       0       0        0
June 2022............................     0      0       0       0        0
June 2023............................     0      0       0       0        0
June 2024............................     0      0       0       0        0
June 2025............................     0      0       0       0        0
June 2026............................     0      0       0       0        0
June 2027............................     0      0       0       0        0
June 2028............................     0      0       0       0        0
June 2029............................     0      0       0       0        0
June 2030............................     0      0       0       0        0
June 2031............................     0      0       0       0        0
Weighted Average Life**
  To Maturity........................  8.70   4.29    3.00    2.56     1.91
  To Call............................  8.70   4.29    3.00    2.56     1.91

---------------

 * Rounded to nearest whole percentage.

** Determined as specified under "Weighted average lives of the offered certificates."

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING*

                                                    CLASS A-4
                                                PERCENTAGE OF CPR
                                      -------------------------------------
         DISTRIBUTION DATE             0%      15%     25%     30%     40%
         -----------------            -----    ----    ----    ----    ----
Initial Percent.....................    100    100     100     100      100
June 2002...........................    100    100     100     100      100
June 2003...........................    100    100     100     100      100
June 2004...........................    100    100     100      99       62
June 2005...........................    100    100      81      61       33
June 2006...........................    100     98      52      37       17
June 2007...........................    100     72      34      22        8
June 2008...........................    100     54      22      13        4
June 2009...........................    100     39      14       7        1
June 2010...........................    100     26       8       4        0
June 2011...........................     85     16       4       2        0
June 2012...........................     53      8       1       0        0
June 2013...........................     37      4       0       0        0
June 2014...........................      0      0       0       0        0
June 2015...........................      0      0       0       0        0
June 2016...........................      0      0       0       0        0
June 2017...........................      0      0       0       0        0
June 2018...........................      0      0       0       0        0
June 2019...........................      0      0       0       0        0
June 2020...........................      0      0       0       0        0
June 2021...........................      0      0       0       0        0
June 2022...........................      0      0       0       0        0
June 2023...........................      0      0       0       0        0
June 2024...........................      0      0       0       0        0
June 2025...........................      0      0       0       0        0
June 2026...........................      0      0       0       0        0
June 2027...........................      0      0       0       0        0
June 2028...........................      0      0       0       0        0
June 2029...........................      0      0       0       0        0
June 2030...........................      0      0       0       0        0
June 2031...........................      0      0       0       0        0
Weighted Average Life**
  To Maturity.......................  11.45   7.70    5.71    4.95     3.79
  To Call...........................  11.14   7.00    4.99    4.29     3.27

---------------

 * Rounded to nearest whole percentage.

** Determined as specified under "Weighted average lives of the offered certificates."

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for each class of offered certificates is set forth in the summary of this prospectus supplement. Since the rate of distributions in reduction of the Class Certificate Balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Class Certificate Balance of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and we cannot give you any assurance as to the actual payment experience of the mortgage loans. See " -- Prepayment considerations and risks" and " -- Weighted average lives of the offered certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                            THE CERTIFICATE INSURER

     The following information has been supplied by Ambac Assurance Corporation, called the certificate insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of this information.

     The certificate insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The certificate insurer primarily insures newly issued municipal and structured finance obligations. The certificate insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC, Inc.), a 100% publicly-held company. Moody's, S&P and Fitch, Inc. have each assigned a triple-A financial strength rating to the certificate insurer.

     The consolidated financial statements of the certificate insurer and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three year period ended December 31, 2000, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission, called the Commission, on March 28, 2001; Commission File No. 1-10777) and the unaudited consolidated financial statements of the Insurer and subsidiaries as of March 31, 2001 and for the periods ending March 31, 2001 and March 31, 2000, included in the Quarterly Report on Form 10-Q of Ambac Financial Corporation, Inc., for the period ended March 31, 2001 (which was filed with the Commission on May 15, 2001, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the certificate insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing such documents.

     The following table sets forth the capitalization of the certificate insurer as of December 31, 1999, December 31, 2000 and March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                                               (UNAUDITED)
                                                 DECEMBER 31,   DECEMBER 31,    MARCH 31,
                                                     1999           2000          2001
                                                 ------------   ------------   -----------
Unearned premiums..............................     $1,442         $1,556        $1,564
Other liabilities..............................        524            581           699
                                                    ------         ------        ------
                                                     1,966          2,137         2,263
                                                    ------         ------        ------
Stockholder's equity:
  Common stock.................................         82             82            82
  Additional paid-in capital...................        752            760           760
  Accumulated other comprehensive income
     (loss)....................................        (92)            82           101
  Retained earnings............................      1,674          2,002         2,086
                                                    ------         ------        ------
     Total stockholder's equity................      2,416          2,926         3,029
                                                    ------         ------        ------
     Total liabilities and stockholder's
       equity..................................     $4,382         $5,063        $5,292
                                                    ======         ======        ======

     Copies of the financial statements of the certificate insurer incorporated by reference and copies of the certificate insurer's annual statement for the year ended December 31, 2000 prepared in accordance with statutory accounting standards are available, without charge, from the certificate insurer. The address of the certificate insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, NY 10004 and (212) 668-0340.

     The certificate insurer makes no representation regarding the offered certificates or the advisability of investing in the offered certificates and makes no representation regarding, nor has it participated in the preparation of this prospectus supplement other than the information supplied by the certificate insurer and presented under the headings "Description of the Certificates -- Certificate insurance policy" and "The Certificate Insurer" in this prospectus supplement.

                                USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the certificates against the purchase price of the mortgage loans.

                       FEDERAL INCOME TAX CONSIDERATIONS

     For federal income tax purposes, separate elections will be made to treat specified portions of the assets of the trust fund, excluding the Net WAC Account, the reserve fund and the holders' rights in the yield maintenance agreement, as a REMIC, creating a tiered-REMIC structure. In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel for the depositor, assuming that timely REMIC elections are made and ongoing compliance with the agreement, the offered certificates, will constitute regular interests in a REMIC, called REMIC Regular Interests.

     The REMIC Regular Interests generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the REMIC Regular Interests must be reported under an accrual method of accounting.

     The Class S Certificates will, and the remaining classes of REMIC Regular Interests may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the mortgage loans at a rate equal to 25% CPR. No representation is made as to whether the mortgage loans will prepay at the that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Federal Income Tax Considerations" in the prospectus. Although unclear, a holder of a Class S Certificate may be entitled to deduct a loss to the extent that the remaining basis in the REMIC Regular Interest exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments of the mortgage loans. Computing accruals of OID in the manner described in this prospectus may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders may be entitled to offset negative accruals of OID against future, or possibly past, OID accrual on those certificates.

     If the holders of any REMIC Regular Interests are treated as holding those REMIC Regular Interests at a premium, those holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

NET WAC CARRYOVER

     The beneficial owners of the offered certificates, other than the Class S Certificates, and the related rights to receive Net WAC Carryover, will be treated for tax purposes as owning two separate assets: (a) the applicable certificates without the rights to receive Net WAC Carryover or payments from the yield maintenance agreement, which constitute regular interests in a REMIC, and (b) the related rights to receive Net WAC Carryover or payments from the yield maintenance agreement. Accordingly, a purchaser of an offered certificate, other than the Class S Certificates, must allocate its purchase price between the two assets comprising the related certificate which may result in the REMIC Regular Interests being deemed to be issued with OID or additional OID. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the certificates. No representation is or will be made as to the relative fair market values. We recommend that all holders of applicable certificates consult their tax advisors regarding the taxation of Net WAC Carryover which is generally governed by the provisions of the Internal Revenue Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.

     The rights to receive Net WAC Carryover or payments from the yield maintenance agreement will not constitute

     (a) a "real estate asset" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code for a real estate investment trust:

     (b) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Internal Revenue Code if held by a REMIC; or

     (c) an asset described in section 7701(a)(19)(C)(xi) of the Internal Revenue Code if held by a domestic building and loan association.

     Further, the Net WAC Carryover or amounts attributable to payments from the yield maintenance agreement will not constitute income described in section 856(c)(3)(B) of the Internal Revenue Code for a real estate investment trust. Moreover, other special rules may apply to some investors, including dealers in securities and dealers in notional principal contracts.

     For a further discussion of the federal income tax consequences of the purchase, ownership and disposition of the offered certificates, see "Federal Income Tax Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause a Plan, as defined below, to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended -- called ERISA -- and/or the Internal Revenue Code, of the plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Internal Revenue
Code -- called a Plan -- from engaging in certain transactions involving the Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Internal Revenue Code. Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted an individual administrative exemption to Greenwich Capital Markets, Inc., Prohibited Transaction Exemption 90-59, called the Exemption, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, See "ERISA Considerations" in the prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Although, as a condition to their issuance, the offered certificates will be rated in the highest rating category of each of the rating agencies, the offered certificates will not constitute "mortgage related securities" for purposes of SMMEA, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the offered certificates, which, because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement among the depositor, Greenwich Capital Markets, Inc. and Mellon Financial Markets, LLC, the depositor has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from the depositor, the aggregate original principal amount of each class of offered certificates set forth below under the underwriter's name:

                                               GREENWICH CAPITAL     MELLON FINANCIAL
CLASS                                            MARKETS, INC.         MARKETS, LLC
-----                                          -----------------     ----------------
A-1..........................................    $399,900,000          $266,600,000
A-2..........................................    $ 69,300,000          $ 46,200,000
A-3..........................................    $ 97,200,000          $ 64,800,000
A-4..........................................    $201,704,000          $134,469,000
S............................................    $ 76,810,000(1)       $ 51,207,000(1)

---------------

(1) Notional Amount.

     Distribution of the underwritten certificates will be made by the underwriters, from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the underwritten certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The underwritten certificates are offered by the underwriters subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and to certain further conditions.

     The underwriters intend to make a secondary market in the underwritten certificates, but the underwriters have no obligation to do so. There can be no assurance that a secondary market for the underwritten certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

     Mellon Financial Markets, LLC is an affiliate of the depositor and the seller.

     This prospectus supplement may be used by Mellon Financial Markets, LLC, an affiliate of the depositor, in connection with offers and sales relating to market-making transactions in the offered certificates in which Mellon Financial Markets, LLC acts as principal. Mellon Financial Markets, LLC may also act as agent in those transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     The depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     Certain legal matters with respect to the certificates will be passed upon for the depositor by Carl Krasik, Esq., Associate General Counsel of Mellon Financial Corporation. Mr. Krasik is also a shareholder of Mellon Financial Corporation and one of its subsidiaries and holds options to purchase additional shares of Mellon Financial Corporation's common stock. Certain legal matters with respect to the certificates will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Stroock &

Stroock & Lavan LLP also will pass upon the material federal income tax consequences related to the offered certificates.

                                    EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000 are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition of the issuance of the offered certificates that the certificates be rated by Standard and Poor's Ratings Services, called S&P, and by Moody's Investors Service, Inc., called Moody's, respectively, as follows:

                                                              S&P    MOODY'S
                                                              ---    -------
Class A-1...................................................  AAA      Aaa
Class A-2...................................................  AAA      Aaa
Class A-3...................................................  AAA      Aaa
Class A-4...................................................  AAA      Aaa
Class S.....................................................  AAA      Aaa

     The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which those certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required by the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies named above. There can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by any other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, any globally offered Mortgage Pass-Through Certificates, Series 2001-HEIL1, called the Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, and, upon request, through Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, that is, seven calendar day settlement.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg and Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC Participants.

     Non-U.S. holders, as described below, of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Depositaries, which in turn will hold positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear
Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedure applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the applicable accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day European time and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, that is, the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to the time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg and Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem.

     (a) borrowing through Clearstream, Luxembourg or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participants is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities through Clearstream, Luxembourg or Euroclear or through DTC if the holder has an address outside the U.S. will be subject to 30%, or in some cases 31%, U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons unless
(a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(b) the beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8 BEN). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8 BEN.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9.

     U.S. Federal Income Tax Reporting Procedures. The holder of Global Securities files by submitting the appropriate form to the person through whom he holds, for example, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 BEN and Form W-8ECI are generally effective for three calendar years.

     As used in this prospectus supplement the term "U.S. Person" means a beneficial owner of Global Securities that is for United States federal income tax purposes

     - a citizen or resident of the United States,

     - a corporation or partnership created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

     - an estate the income of which is subject to United States federal income taxation, regardless of its source, or

     - a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     As used in this prospectus supplement, the term "Non-U.S. Person" means a beneficial owner of Global Securities that is not a U.S. Person.

     This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                                                        ANNEX II

                          YIELD MAINTENANCE AGREEMENT
                           PRINCIPAL BALANCE SCHEDULE

DISTRIBUTION DATE                              BALANCE ($)
-----------------                              -----------
July 2001....................................  666,500,000
August 2001..................................  629,221,853
September 2001...............................  592,945,382
October 2001.................................  555,586,095
November 2001................................  519,198,618
December 2001................................  483,884,485
January 2002.................................  449,497,780
February 2002................................  416,124,813
March 2002...................................  383,685,149
April 2002...................................  352,171,790
May 2002.....................................  323,033,853
June 2002....................................  294,687,744
July 2002....................................  267,112,974
August 2002..................................  240,289,567
September 2002...............................  214,198,050
October 2002.................................  188,819,439
November 2002................................  164,135,228
December 2002................................  140,127,379
January 2003.................................  116,778,306
February 2003................................   94,070,866
March 2003...................................   71,988,351
April 2003...................................   50,514,472
May 2003.....................................   29,633,352
June 2003....................................    9,329,516

Prospectus

                                 $2,453,822,150

                     Mellon Residential Funding Corporation
                                   Depositor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

     From time to time, Mellon Residential Funding Corporation may offer to sell mortgage pass-through certificates in one or more series with one or more classes. The certificates do not exist now. Each series of certificates will be created by a trust fund to be formed by the depositor at the time those certificates are sold. Each series of certificates will be described in a supplement to this prospectus.

     Each trust fund will include a group of mortgage loans secured by one- to four-family residential properties and/or a group of mortgage pass-through securities issued or guaranteed by the Ginnie Mae, Fannie Mae or Freddie Mac. The certificates will not be bank deposits and will not be insured by the Federal Deposit insurance Corporation or by any other governmental agency.

      AN INVESTMENT IN THE CERTIFICATES OF ANY SERIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK FACTORS" IN THE ATTACHED PROSPECTUS SUPPLEMENT BEFORE DECIDING WHETHER OR NOT TO MAKE AN INVESTMENT.

     The certificates of each series will not be listed on any trading exchange. No secondary trading market for the certificates of any series will exist at the time those certificates are issued, and we cannot assure you that a secondary trading market for the certificates of any series will develop. Even if a secondary trading market does develop, it may not continue for the entire period that the certificates are outstanding and may not provide sufficient liquidity to permit you to sell your certificates when you desire to do so.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

     The depositor may not use this prospectus to sell these certificates unless a prospectus supplement is also delivered. The depositor may offer certificates through underwriters or by other methods described under the caption "Method of Distribution."

                    THE DATE OF THIS PROSPECTUS IS JUNE 19, 2001.

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

     - this prospectus, which provides general information, some of which may not apply to your series of certificates; and

     - the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

     YOU SHOULD RELY PRIMARILY ON THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF ANY OF THE CERTIFICATES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES BEING SOLD.

                               TABLE OF CONTENTS

Incorporation of Certain Documents by Reference.............    1
The Trust Fund..............................................    2
Use of Proceeds.............................................   12
The Depositor...............................................   12
Mortgage Loan Program.......................................   13
Description of the Certificates.............................   18
Credit Enhancement..........................................   30
Yield and Prepayment Considerations.........................   35
The Pooling and Servicing Agreement.........................   37
Certain Legal Aspects of the Mortgage Loans.................   53
Federal Income Tax Considerations...........................   61
State Tax Considerations....................................   91
ERISA Considerations........................................   91
Legal Investment............................................  100
Method of Distribution......................................  101
Legal Matters...............................................  102
Financial Information.......................................  102
Rating......................................................  102

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Mellon Residential Funding Corporation, which is referred to as the depositor, as creator of each trust fund, has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Mortgage Pass-Through Certificates offered pursuant to this prospectus. The registration statement includes information about the certificates which is not included in this prospectus. Prospective investors may read the registration statement and make copies of it at the Securities and Exchange Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Prospective investors who have access to the Internet also may read the registration statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

     Each trust fund will be required to file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 as amended (x) a Current Report on Form 8-K each month after the month of formation of that trust fund and prior to the expiration of the calendar year in which that trust fund was formed and (y) an annual report on Form 10-K within 90 days after the end of the calendar year in which that trust fund was formed. Each Form 8-K will include as an exhibit the monthly statement to certificateholders of the related series. The Form 10-K will include certain summary information about the trust fund. Any reports and documents so filed by or on behalf of a trust fund before the termination of the offering of the certificates of that trust fund will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus, the modified or changed information will control. If any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

     The depositor will provide without charge to each person, including any beneficial owner of certificates, to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated by reference in this prospectus or in any related prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference in the documents. Requests should be directed to the depositor at One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania 15258, Attention: Secretary (phone number: (412) 236-6559).

IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

     The Securities Exchange Act of 1934 and the rules and regulations of the Securities and Commission permit each trust fund to terminate its obligation to file reports and documents with the Securities and Commission following the end of the calendar year in which that trust fund is formed. The depositor expects that each trust fund will terminate its filing obligation as soon as it is permitted to do so.

                                 THE TRUST FUND

     The trust fund for each series will be held by the trustee for the benefit of the related holders of the certificates. Each trust fund will consist of certain mortgage-related assets -- called the mortgage assets -- consisting of
(A) a mortgage pool comprised of mortgage loans secured by one- to four-family residential properties and/or (B) mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association or Ginnie Mae, the Federal National Mortgage Association or Fannie Mae or the Federal Home Loan Mortgage Corporation or Freddie Mac, in each case as specified in the related prospectus supplement, together with payments in respect of those mortgage assets and insurance policies, cash accounts, reinvestment income, guaranties, letters of credit or other financial instruments, in each case as specified in the related prospectus supplement. The holders of certificates will be entitled to payment from the assets of the related trust fund as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

     The mortgage assets may be acquired by the depositor, either directly or through affiliates, Boston Safe Deposit and Trust Company, a Massachusetts trust company and an affiliate of the depositor or another entity named in the related prospectus supplement and conveyed by the depositor to the related trust fund. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan
Program -- Underwriting Standards" or as otherwise described in a related prospectus supplement.

     The following is a brief description of the mortgage assets expected to be included in the trust funds. If specific information respecting the mortgage assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of those certificates. A schedule of the mortgage assets relating to a series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

THE MORTGAGE LOANS

     The real property that secures repayment of the mortgage loans may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

     All of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index which will be specified in the related prospectus supplement, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. The loan agreement or promissory note for a mortgage loan may provide for the payment of interest at a rate lower than the interest rate specified in that mortgage note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

          (b) Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term, to maturity or on an interest rate that is different from the mortgage rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     A trust fund may contain certain mortgage loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on those mortgage loans during the early years of those mortgage loans, the difference to be made up from a fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

     - the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date as is specified in the related prospectus supplement,

     - the type of property securing the mortgage loans,

     - the original terms to maturity of the mortgage loans,

     - the largest principal balance and the smallest principal balance of any of the mortgage loans,

     - the earliest origination date and latest maturity date of any of the mortgage loans,

     - the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%,

     - the maximum and minimum per annum mortgage rates and

     - the geographical distribution of the mortgage loans.

     If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description.

     The loan-to-value ratio of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. In general, the "collateral value" of a mortgaged property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the related mortgage loan and (b) the sales price for that property.

     We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the certificates of the related series.

     The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement, which may be an affiliate of the depositor, will service the mortgage loans, either directly or through other mortgage servicing institutions acting as sub-servicers, and will receive a fee for those services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement" in this prospectus. With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing the mortgage loans.

     The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the applicable series of certificates the depositor's rights with respect to those representations and warranties. See "The Pooling and Servicing Agreement -- Assignment of mortgage assets" in this prospectus. The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under "Mortgage Loan Program -- Representations by sellers; Repurchases" and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described in this prospectus under "Description of the Certificates -- Advances." The obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The mortgage loans will consist of mortgage loans, deeds of trust or security instruments secured by liens on one- to four-family residential properties. The mortgage loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The mortgage loans also may be secured by additional collateral generally consisting of marketable securities. The mortgage loans may be loans that are not insured or guaranteed by any governmental agency -- called conventional loans -- or loans insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration.

     The mortgaged properties relating to mortgage loans will consist of detached, semi-detached or attached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing treated as real property under local laws and shares issued by cooperatives and occupancy agreements with respect to individual units in the cooperatives. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

AGENCY SECURITIES

     Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the Federal Housing Authority under the Housing Act or Title V of the Housing Act of 1949 -- called FHA
Loans -- or partially guaranteed by the Veterans Administration under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code -- called VA Loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any guaranty, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

     GNMA Certificates. Each Ginnie Mae Certificate held in a trust fund, which may be issued under either the GNMA I program or the GNMA II program, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA Loans and/or VA Loans. Each of those mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate if the payments received by the Ginnie Mae issuer on the FHA Loans or VA Loans underlying that Ginnie Mae Certificate are less than the amounts due on that Ginnie Mae Certificate.

     The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one-to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of that Ginnie Mae Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying that Ginnie Mae Certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

     If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes. The interest rate on a GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying that GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying that GNMA II Certificate, except for pools of mortgage loans secured by manufactured homes.

     Regular monthly installment payments on each Ginnie Mae Certificate held in a trust fund will be comprised of interest due as specified on that Ginnie Mae Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying that Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on that Ginnie Mae Certificate are due. Such regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae Certificate held in a trust fund or any other early recovery of principal on those loans will be passed through to the trustee as the registered holder of the applicable Ginnie Mae Certificate.

     Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided and deposited into escrow accounts for application to the payment of a portion of the borrowers' monthly payments during the early years of that mortgage loan. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of those mortgage loans, will be less than the amount of stated interest on those mortgage loans. The interest not so paid will be added to the principal of those graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or buydown loans. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

     The Ginnie Mae Certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in those mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac Certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

     Mortgage loans underlying the Freddie Mac Certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in Freddie Mac's charter. The mortgage loans will be secured by loans on properties that would qualify as mortgaged properties. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate group. Under the Guarantor Program, any Freddie Mac Certificate group may include only whole loans or participation interests in whole loans.

     Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate group represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than

     - 30 days following foreclosure sale,

     - 30 days following payment of the claim by any mortgage insurer or

     - 30 days following the expiration of any right of redemption,

whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

     In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on those mortgage loans.

     Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums, like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield, expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac Certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

     Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the applicable Freddie Mac Certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with the holders' instructions.

     The Freddie Mac Certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above.

Any different characteristics and terms will be described in the related prospectus supplement.

     Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     Fannie Mae Certificates. Fannie Mae Certificates are certificates issued and guaranteed as to timely payment of interest and principal by Fannie Mae and represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

     Mortgage loans underlying Fannie Mae Certificates held by a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA Loans or VA Loans are expected to be 30 years. The mortgage loans will be secured by properties that would qualify as mortgaged properties.

     Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 55 basis points and 255 basis points greater than its annual pass-through rate. Fannie Mae Certificates may be backed by adjustable rate mortgages.

     Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire, and with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

     The Fannie Mae Certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

     Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped agency security will represent an undivided interest in all or part of either the principal distributions but not the interest distributions or the interest distributions but not the principal distributions, or in some specified portion of the principal and interest distributions but not all of those distributions on certain Freddie Mac, Ginnie Mae or Fannie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Ginnie Mae or Fannie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Each stripped agency security will be guaranteed to the same extent as the underlying securities backing the stripped agency security.

     Other Agency Securities. A trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of any of those mortgage pass-through certificates will be described in the prospectus supplement.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset or in the event the documentation with respect to any mortgage asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which mortgage assets may be substituted for mortgage assets initially included in the trust fund.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of a series will be applied by the depositor to the purchase of the related mortgage assets. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     Mellon Residential Funding Corporation, a Delaware corporation, was incorporated on March 11, 1997 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. The depositor is an indirect subsidiary of Mellon Bank, N.A., a national banking association. The depositor maintains its principal office at One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania 15258. Its telephone number is (412) 236-6559.

                             MORTGAGE LOAN PROGRAM

     The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. Generally, the mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

UNDERWRITING STANDARDS

     General. Each seller will represent and warrant that the origination, underwriting and collection practices with respect to each mortgage loan originated and/or sold by it to the depositor or one of its affiliates have been in all respects legal, prudent and customary in the mortgage lending and servicing business. As to any mortgage loan insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration, the seller will represent that it has complied with underwriting policies of the Federal Housing Authority or the Veterans Administration, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer, which verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

     Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligations on the proposed mortgage loan, which generally are determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property, for example, property taxes and hazard insurance and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit factors exist.

     In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the mortgage note.

     Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

     Boston Safe. Boston Safe Deposit and Trust Company -- called Boston Safe -- is a wholly-owned, indirect subsidiary of Mellon Bank Corporation. Boston Safe is a Massachusetts trust company engaged in the business of originating nonconforming, custom-tailored residential mortgage loans to individuals with high net worths and/or annual incomes. Its executive offices are located at One Boston Place, Boston, Massachusetts 02108.

     The underwriting process is intended to assess both the prospective borrower's credit standing and ability to repay, and the value and adequacy of the mortgaged property as collateral. In underwriting a mortgage loan, Boston Safe relies primarily on the borrower's ability to repay the loan, determined by analyzing the borrower's cash flow with particular emphasis on verifiable, stable cash income, liquidity and overall financial condition and the value of the mortgaged property as a measure of the extent of its recovery in the event of a default. In determining the adequacy of the property as collateral for a loan, appraisals are obtained from qualified outside appraisers approved by Boston Safe. The qualifications of appraisers are reviewed at least annually.

     Eligible properties are limited to single family residences, individual units in condominiums and individual units in cooperatives. Boston Safe's appraisal requirements typically exceed Fannie Mae and Freddie Mac guidelines. Multiple appraisals may be required depending upon the loan amount and the location of the mortgaged property. The appraiser inspects the interior and exterior of the property and prepares a report that includes a market data analysis based on recent sales of comparable homes and, in certain cases, a cost analysis based on the current cost of constructing a similar home. This report is reviewed by a representative of Boston Safe, who makes a final determination regarding the appraised value of the home.

     Each prospective borrower submits an application package that includes the applicant's federal income tax returns for at least the last two years. Self-employed individuals are generally required to submit their personal and business tax returns for the past three years. Each prospective borrower also is required to submit information with respect to the applicant's bank and brokerage accounts, assets, liabilities, credit history and income and employment history. To establish the applicant's ability to make timely payments, Boston Safe obtains a credit report on each borrower. Boston Safe verifies the income, current employment and liquid assets of the applicant. Boston Safe will generally obtain a verification of mortgage for mortgage loans not reported on the credit report. Information relative to adverse credit and legal actions must be explained in writing by the applicant and must be acceptable to Boston Safe. The origination process also requires that adequate title insurance, standard fire and hazard insurance and, where necessary, flood insurance, be obtained and maintained by the borrower.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has (a) sufficient income available to meet both housing and total debt obligations and
(b) sufficient post-loan liquidity. Boston Safe generally requires that the applicant's total housing related expenses and other current obligations not exceed 38% of the applicant's stable income. However, a high ratio of expenses to income will not disqualify an applicant if other factors indicating the applicant's ability to make the mortgage payments are present. Boston Safe also focuses on the post-loan liquidity condition of the borrower equal to the excess of the borrower's verified liquid assets after netting out any margin debt and remaining transaction costs. Boston Safe generally requires a post-loan liquidity equal to 6 to 36 months of the borrower's total debt service depending on the size of the loan.

     The amount of the loan is limited by Boston Safe to an applicable loan-to-value ratio, which is equal to the original principal balance of the mortgage loan divided by (x) in the case of a mortgage loan to refinance an existing mortgage loan, the appraised value of the mortgaged property determined at the time of application as reviewed by a representative of Boston Safe or (y) in the case of a mortgage loan to purchase a residence, the lesser of the appraised value as reviewed by a representative of Boston Safe or the sales price of the residence.

     The maximum loan-to-value ratios permitted by Boston Safe's underwriting guidelines vary depending on the amount of the loan as follows: up to $650,000 -- 80%; $650,001 to $1,000,000 -- 75%; $1,000,001 to $1,100,000 -- 70%;
$1,100,001 to $1,600,000 -- 65%; $1,600,001 to $3,000,000 -- 60%; and over
$3,000,000 -- 50%. Boston Safe's underwriting guidelines require generally lower maximum loan-to-value ratios in resort markets and for cooperative loans. In some cases, Boston Safe may make a loan secured by a unit in a cooperative where the cooperative does not permit and/or does not recognize the security interest granted to secure the loan. Boston Safe requires that borrowers pledge additional collateral to secure a mortgage loan to the extent that the loan-to-value ratio of the mortgage loan would otherwise exceed the applicable maximum loan-to-value ratio. Additional collateral may include publicly traded stocks, corporate and municipal bonds, government securities, commercial paper, bank deposits, trust accounts and mutual funds. The loan-to-value ratio of a mortgage loan secured in part by additional collateral may, with respect to the real property securing the loan, be up to 100%. Boston Safe has no formal policy specifying a minimum loan-to-value ratio with respect to the real property value, but with rare exceptions, not more than 20% of the required collateral for a loan will be comprised of additional collateral.

     The market value of additional collateral required to be pledged ranges, depending on collateral type, from 100% to 167% of the portion of the related mortgage loan balance not secured by real estate or shares in a cooperative. For example, if a borrower is seeking a loan of $500,000, the maximum permitted loan-to-value ratio is 80%. If the value of the property is $500,000, the loan-to-value ratio would be 100% and the borrower would be required to pledge at least $125,000 of additional collateral so that the loan-to-value ratio, taking into account the property and the additional collateral, would be reduced to 80%. The additional collateral would be required to have a market value of $138,750 to $208,750, depending on the type of additional collateral, to account for possible fluctuations in market value. All additional collateral is valued on a daily basis; if the market value of the collateral with respect to any mortgage loan declines below specified levels, the related borrower is required to pledge sufficient additional collateral to meet those levels or to reduce the loan to an acceptable level. Boston Safe or, if the mortgage loans have been included in a trust fund, the master servicer, will generally release the lien on some or all of the additional collateral securing a mortgage loan if, within three to five years after origination of the loan, the borrower meets certain requirements and the loan-to-value ratio has been reduced due to (x) an increase in the appraised value of the real property securing the mortgage loan or (y) prepayment by the borrower of a portion of the loan balance. After five years have elapsed following origination of a mortgage loan, Boston Safe or, if the mortgage loans have been included in a trust fund, the master servicer, may, at its option, liquidate all or part of the related additional collateral in order to reduce the outstanding loan balance to a level within the applicable loan-to-value guidelines. The decision whether or not to liquidate the additional collateral after five years will be based on the borrower's payment history for the mortgage loan, the appraised value of the property and market conditions affecting disposition of the additional collateral.

     The security interests in all additional collateral pledged to secure the mortgage loans in a trust fund will be assigned to the trustee. However, because Boston Safe will continue to hold the additional collateral as custodian on behalf of the trustee, the trustee may not have a perfected security interest in the additional collateral due to the lack of delivery.

     You should consider that certain types of additional collateral may be restricted securities, the disposition of which is subject to limitations under federal securities laws. In addition, due to changes in the market conditions, additional collateral pledged to secure a mortgage loan may not be readily marketable at the time that the related borrower defaults on the mortgage loan and foreclosure proceedings are commenced. In that event, if a REMIC election has been made with respect to the trust fund, the trust fund will be prohibited from selling the additional collateral and losses to certificateholders may result.

     None of the mortgage loans originated by Boston Safe are covered by primary mortgage insurance policies.

UNAFFILIATED SELLERS

     If the mortgage loans in a trust fund are being sold to the depositor by an unaffiliated seller, that seller's underwriting guidelines will be described in the related prospectus supplement.

QUALIFICATIONS OF SELLERS

     Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac, a mortgagee approved by the Federal Housing Authority or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties with respect to the mortgage loans sold by that seller and evidenced by a series of certificates. Those representations and warranties generally will include, among other things:

     - that title insurance or in the case of mortgaged properties located in areas where title policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each Mortgage Loan other than cooperative loans, and that each policy or certificate of title as applicable remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

     - that the seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a mortgagor;

     - that each mortgage loan constituted a valid lien on, or a perfected security interest with respect to, the mortgaged property subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the agreement and that the mortgaged property was free from damage and was in good repair;

     - that there were no delinquent tax or assessment liens against the mortgaged property;

     - that no required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months prior to the cut-off date; and

     - that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     The representations and warranties of a seller in respect of a mortgage loan may be made not as of the cut-off date but as of the date on which the seller sold the mortgage loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the purchase date and the date of initial issuance of the series of certificates evidencing an interest in those mortgage loans. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a mortgage loan occurs after the date of sale of that mortgage loan by the seller to the depositor or its affiliates. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

     The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. If the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to such mortgage loan. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the affected mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of a loan level representation by a seller.

     Neither the depositor nor the master servicer, unless the master servicer is the seller, will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and we cannot assure you that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described below under "The Pooling and Servicing Agreement -- Assignment of mortgage assets."

                        DESCRIPTION OF THE CERTIFICATES

     Each series of certificates will be issued pursuant to an agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of that series. The provisions of each agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. A form of an agreement is an exhibit to the registration statement of which this prospectus is a part. The following summaries describe the material provisions that may appear in each agreement. The prospectus supplement for a series of certificates will describe any provision of the agreement relating to that series that materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the agreement without exhibits relating to any series without charge upon written request of a holder of record of a certificate of that series addressed to Mellon Residential Funding Corporation, One Mellon Bank Center, Room 410, Pittsburgh, Pennsylvania 15258, Attention: Secretary.

GENERAL

     The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the trust fund created pursuant to the related agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The certificates will not represent obligations of the depositor or any affiliate of the depositor. The mortgage assets generally will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related agreement,

     - the mortgage assets from time to time are subject to the agreement, exclusive of any amounts specified in the related prospectus supplement;

     - the assets as from time to time are required to be deposited in the related certificate account;

     - property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

     - any primary mortgage insurance policies, FHA Insurance and VA Guaranties and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

     A trust fund may also include one or more of the following: reinvestment income on payments received on the mortgage assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a certificate insurance policy or financial instruments.

     Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage which may be 0%, or portion of future interest payments and a specified percentage which may be 0%, or portion of future principal payments on the mortgage assets in the related trust fund. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the same series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the mortgage assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

     Distributions of principal and interest or, where applicable, of principal only or interest only, on the related certificates will be made by the trustee or a paying agent monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to those distributions at the address appearing in the register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by the other means as are described in the prospectus supplement. However, the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

     The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of that series.

     Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related certificate account, including any funds transferred from any credit enhancement. As between certificates of different classes and as between distributions of principal and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Distributions to any class of certificates will be made pro rata to all certificateholders of that class.

     Available Funds. All distributions on the certificates of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related certificate account on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that account for distribution on future distribution dates.

     Distributions of Interest. Interest generally will accrue on the aggregate original balance of the certificates or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount, of each class of certificates -- called the Class Certificate Balance -- entitled to interest at the rate, which may be a fixed rate or a rate adjustable as specified in that prospectus supplement from the date and for the periods specified in that prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest, other than a class of certificates that provides for interest that accrues, but is not currently payable, referred to as accrual certificates, will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of that class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which that certificate is entitled. Distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal generally will be calculated based on the notional amount of that certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of that class of certificates on that distribution date. Generally, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the related prospectus supplement and, prior to that time, the beneficial ownership interest of a class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of that class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on that class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to that class on that distribution date. Any class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

     Distribution of Principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal generally will be the original Class Certificate Balance of that class of certificates specified in the related prospectus supplement, reduced by all distributions reported to the holders of those certificates as allocable to principal and (x) in the case of accrual certificates, increased by all interest accrued but not then distributable on those accrual certificates and (y) in the case of adjustable rate certificates, subject to the effect of negative amortization, if any. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

     One or more classes of certificates may be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of principal prepayments to certain classes of certificates will have the effect of accelerating the amortization of those certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the certificates of higher payment priority is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement -- Subordination" in the prospectus and "Credit Enhancement -- Subordination of the subordinated certificates" in the related prospectus supplement.

     Unscheduled Distributions. The certificates may be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the related prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the mortgage assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the certificate account and, if applicable, any credit enhancement, may be insufficient to make required distributions on the certificates on the next distribution date. The amount of any unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. Unscheduled distributions may include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     The related prospectus supplement will specify whether all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the certificates would have been made on the next distribution date, and with respect to certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

ADVANCES

     As specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the certificate account for future distributions to certificateholders, an amount equal to the aggregate of payments of principal and/or interest that were delinquent on the related determination date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the mortgage assets, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable certificate account on that distribution date would be less than the amount required to be available for distributions to certificateholders on that date. Any advances will be reimbursable to the master servicer out of recoveries on the specific mortgage assets with respect to which those advances were made. In addition, advances by the master servicer and any advances by a sub-servicer also will be reimbursable to the master servicer or sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish or make available to each certificateholder of record of the related series a statement setting forth, to the extent applicable to that series of certificates, among other things:

      1. the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties included in that distribution;

      2. the amount of the distribution allocable to interest;

      3. the amount of any advance;

      4. the aggregate amount (a) otherwise allocable to the subordinated certificateholders on that distribution date and (b) paid from the credit enhancement, that is included in the amounts distributed to the certificateholders;

      5. the Class Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on that distribution date;

      6. the percentage of principal payments on the mortgage assets, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

      7. the percentage of principal prepayments with respect to the mortgage assets, if any, which each class will be entitled to receive on the following distribution date;

      8. the related amount of the servicing compensation retained or withdrawn from the certificate account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      9. the number and aggregate principal balances of mortgage loans (A) delinquent-exclusive of mortgage loans in foreclosure

         - 1 to 30 days,

         - 31 to 60 days,

         - 61 to 90 days and

         - 91 or more days and

     (B) in foreclosure and delinquent

         - 1 to 30 days,

         - 31 to 60 days,

         - 61 to 90 days and

         - 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

     10. the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

     11. the pass-through rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to that class;

     12. the pass-through rate as of the day prior to the immediately preceding distribution date; and

     13. any amounts remaining under the reserve fund, letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the trustee will mail to each certificateholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and

(2) for that calendar year or, in the event the person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for certificateholders to prepare their tax returns.

CATEGORIES OF CLASSES OF CERTIFICATES

     In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

CATEGORIES OF CLASSES               DEFINITION
---------------------               ----------
PRINCIPAL TYPES

Accretion Directed..............    A class that receives principal payments
                                    from the accreted interest from specified accrual classes. an accretion directed class also may receive principal payments from principal paid on the underlying mortgage assets or other assets of the trust fund for the related series.

Component Certificates..........    A class consisting of "Components." The
                                    Components of a class of Component
                                    Certificates may have different principal and/or interest payment characteristics but together constitute a single class. Each
                                    Component of a class of Component
                                    Certificates may be identified as falling into one or more of the categories in this chart.

Notional Amount Certificates....    A class having no principal balance and
                                    bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class also
  sometimes referred to as
  "PACs"........................    A class that is designed to receive
                                    principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the Planned Principal Class. The
                                    Planned Principal Classes in any series of certificates may be subdivided into different categories having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class.......    A class that is designed to receive
                                    principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying mortgage assets. These two rates are the endpoints for the "structuring range" for the Scheduled Principal Class.

Sequential Pay..................    Classes that receive principal payments in a
                                    prescribed sequence, that do not have
                                    predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a Sequential Pay Class.

Strip...........................    A class that receives a constant proportion,
                                    or "strip," of the principal payments on the underlying mortgage assets or other assets of the trust fund.

Support Class also sometimes
referred to as "companion
  classes"......................    A class that receives principal payments on
                                    any distribution date only if scheduled
                                    payments have been made on specified Planned
                                    Principal Classes, Targeted Principal
                                    Classes and/or Scheduled Principal Classes.

Targeted Principal Class also
  sometimes referred to as
  "TACs"........................    A class that is designed to receive
                                    principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying mortgage assets.

INTEREST TYPES

Fixed Rate......................    A class with an interest rate that is fixed
                                    throughout the life of the class.

Floating Rate...................    A class with an interest rate that resets
                                    periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate...........    A class with an interest rate that resets
                                    periodically based upon a designated index and that varies inversely with changes in that index.

Variable Rate...................    A class with an interest rate that resets
                                    periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments, for example, the mortgage rates borne by the underlying mortgage loans.

Interest Only...................    A class that receives some or all of the
                                    interest payments made on the underlying mortgage assets or other assets of the trust fund and little or no principal. Interest
                                    Only Classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Principal Only..................    A class that does not bear interest and is
                                    entitled to receive only distributions in respect of principal.

Partial Accrual.................    A class that accretes a portion of the
                                    amount of accrued interest, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This accretion may continue until a specified event has occurred or until the Partial Accrual Class is retired.

Accrual.........................    A class that accretes the amount of accrued
                                    interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date.
                                    The accretion may continue until some
                                    specified event has occurred or until the Accrual Class is retired.

BOOK-ENTRY CERTIFICATES

     The certificates may be book-entry certificates. Persons acquiring beneficial ownership interests in book-entry certificates will hold their certificates through the Depository Trust Company -- called DTC -- in the United States, or Cedelbank -- called Cedel -- or the Euroclear System -- called Euroclear -- in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the applicable series of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear. These are referred to individually as the relevant depositary and collectively the European depositaries. Except as described below, no person acquiring a book- entry certificate will be entitled to receive a physical -- a definitive -- certificate representing that certificate. Unless and until definitive certificates are issued, the only "certificateholder" of book-entry certificates will be Cede & Co, as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the applicable agreement. Certificate owners are only permitted to exercise their rights indirectly through participants in DTC.

     The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry certificate will be recorded on the records of DTC or of a DTC participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the certificate owner's financial intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during processing will be reported to the relevant Euroclear or Cedel participants on that business day. Cash received on Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding certificates directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the european depositaries.

     DTC which is a New York-chartered limited purpose company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear SA/NV, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law, collectively referred to as, the "Terms and Conditions". The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the applicable trustee to DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

     Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co.. Distributions with respect to certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for those book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the certificate owners of the book-entry certificates under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that those actions are taken on behalf of financial intermediaries whose holdings include those book-entry certificates. Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the applicable agreement on behalf of a Cedel participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates of a series which conflict with actions taken with respect to other book-entry certificates of that series.

     Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if

     (a) DTC or the depositor advises the applicable trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor,

     (b) the depositor, at its sole option, elects to terminate the book-entry system through DTC or

     (c) after the occurrence of an event of default, certificate owners having percentage interests aggregating not less than 51% advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interests of certificate owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee will be required to notify all affected certificate owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the applicable trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     Neither the depositor, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of certificates or with respect to the mortgage assets in the related trust fund. Credit enhancement may be in the form of

     - a limited financial guaranty policy issued by an entity named in the related prospectus supplement;

     - the subordination of one or more classes of the certificates of that series;

     - the establishment of one or more reserve funds;

     - the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, certificate insurance policy, bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement; or

     - any combination of the foregoing.

     In general, credit enhancement will not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in a prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the related series to distributions in respect of scheduled principal, principal prepayments, interest or any combination that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in that prospectus supplement. In general, delays in receipt of scheduled payments on the mortgage assets and losses with respect to the mortgage assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the certificates or at any time, the aggregate losses in respect of mortgage assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses in respect of those mortgage assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

     Various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among those classes

     - in the order of their scheduled final distribution dates,

     - in accordance with a schedule or formula,

     - in relation to the occurrence of events, or

     - otherwise,

in each case as specified in the related prospectus supplement.

     As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the pool insurer named in that prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of those mortgage loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. The master servicer will present claims to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may be made only respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Generally, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

     Each mortgage pool insurance policy generally will provide that no claims may be validly presented unless:

     - any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under that policy has been submitted and settled;

     - hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     - if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition reasonable wear and tear excepted at the time of issuance of the policy; and

     - the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer generally will have the option either (a) to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer generally will not be required to expend its own funds to restore the damaged property unless it determines that (x) the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) those expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

     A mortgage pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (a) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination, or (b) failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and, might give rise to an obligation on the part of that seller to repurchase the defaulted mortgage loan if the breach cannot be cured by that seller. No mortgage pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The original amount of coverage under each mortgage pool insurance policy generally will be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid generally will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy or policies will be obtained for the mortgage pool and will be issued by the special hazard insurer named in that prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related certificates from (a) loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area and (b) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement -- Hazard insurance." A special hazard insurance policy generally will not cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials, except under certain circumstances, nuclear or chemical reaction, flood if the mortgaged property is located in a federally designated flood area, nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy generally will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, each special hazard insurance policy generally will provide that where there has been damage to property securing a foreclosed mortgage loan title to which has been acquired by the insured and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of (x) the cost of repair or replacement of the property or (y) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to a series of certificates may be reduced so long as any reduction will not result in a downgrading of the rating of those certificates by any rating agency.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal bankruptcy code with respect to a mortgage loan will be issued by an insurer named in that prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by a bankruptcy court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a bankruptcy a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to a series certificates may be reduced so long as any reduction will not result in a downgrading of the rating of those certificates by any rating agency.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by the establishment and maintenance with the trustee for that series of certificates, in trust, of one or more reserve funds for that series. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

     The reserve fund for a series will be funded

     - by the deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination in the aggregate amount specified in the related prospectus supplement,

     - by the deposit from time to time of certain amounts, as specified in the related prospectus supplement, to which the subordinated certificateholders, if any, would otherwise be entitled or

     - in any other manner as may be specified in the related prospectus supplement.

     Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in that fund upon maturity will be held in cash or will be invested in permitted investments which will include obligations of the United States and certain agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Any instrument deposited in the reserve fund will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided and of the application of the coverage to the identified trust funds.

CERTIFICATE INSURANCE POLICY

     One or more classes of certificates of a series may have the benefit of a financial guaranty insurance policy or surety bond issued by a monoline insurance company or other financial institution. The certificate insurance policy will generally guarantee (a) on each distribution date, any deficiency amount and (b) any amount previously distributed to a certificateholder that must be returned due to a proceeding in bankruptcy against the depositor. A "deficiency amount" generally will equal a shortfall in available funds to pay interest on the covered certificates plus the amount of principal calculated as provided in the related prospectus supplement. The certificate insurer will be subrogated to the rights of the certificateholders to whom payments under the certificate insurance policy have been made with respect to future distributions from the trust fund, and the certificate insurer will have the right to exercise the voting or consent rights of the holders of the covered certificates. Financial and other information regarding the certificate insurer will be set forth or incorporated by reference in the related prospectus supplement.

FINANCIAL INSTRUMENTS

     A trust fund may include one or more financial instruments which will have the effect of

     - converting payments on all or certain of the mortgage assets from fixed to floating payments, floating to fixed payments or floating payments based on a certain index to floating payments based on a different index,

     - providing payments if an index rises or falls below specified levels or

     - providing protection against changes in interest rates, certain types of losses or other shortfalls in amounts available for distribution to holders of one or more classes of a series.

     To the extent material, financial and other information regarding the provider of any financial instrument will be included or incorporated by reference in the related prospectus supplement.

                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the mortgage assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans with respect to the mortgage assets in a given mortgage pool will vary depending upon the type of mortgage loans included in that mortgage pool, and each prospectus supplement will contain information with respect to the type and maturities of those mortgage loans. The prepayment experience on the underlying mortgage loans with respect to the mortgage assets will affect the average life of the related series of certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect the prepayment experience of mortgage loans.

     Conventional fixed rate mortgage loans typically contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the Federal Housing Authority and mortgage loans partially guaranteed by the Veterans Administration are assumable with the consent of the Federal Housing Authority and the Veterans Administration, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. The master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, we cannot assure you that this will be the case.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month.

     The effective yield to certificateholders will be slightly lower than the yield otherwise produced by the applicable pass-through rate and purchase price because while interest will accrue on each mortgage loan from the first day of the month, unless otherwise provided in the related prospectus supplement, the distribution of that interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the person identified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement -- Termination; Optional termination" in this prospectus.

     Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. We cannot assure you as to the rate of payment of principal of the mortgage assets at any time or over the lives of the certificates.

     The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments including principal prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those certificates.

                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of the material provisions of the agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreement are referred to, those provisions or terms are as specified in the related agreement.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with that assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the loan-to-value ratio at origination and certain other information.

     In addition, the depositor will deliver or cause to be delivered to the trustee or to a custodian as to each mortgage loan, among other things,

     - the mortgage note endorsed without recourse in blank or to the order of the trustee,

     - the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage except for any mortgage not returned from the public recording office, in which case the depositor will generally deliver or cause to be delivered a copy of that mortgage together with a certificate that the original of that mortgage was delivered to the recording office,

     - an assignment of the mortgage to the trustee, which assignment will be in recordable form and

     - any other security documents as may be specified in the related prospectus supplement or the related agreement.

     The depositor will cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

     With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee or a custodian will review those mortgage loan documents within the period specified in the related prospectus supplement and the trustee will hold those documents in trust for the benefit of the certificateholders. If any document is found to be missing or defective in any material respect, the trustee or a custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the period specified in the related prospectus supplement, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace that mortgage loan with another mortgage loan that meets certain requirements. Although the master servicer may be obligated to enforce this obligation to the extent described above under "Mortgage Loan Program -- Representations by sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the applicable mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase of a mortgage loan will be made if the purchase would result in a prohibited transaction tax under the Internal Revenue Code.

     Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO CERTIFICATE ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related mortgage assets in the trust fund, called the certificate account, which must be either

     - maintained with a depository institution the short-term unsecured debt obligations of which or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related series of certificates,

     - an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation or the Savings Association Insurance Fund to the limits established by the applicable entity, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the certificate account is maintained,

     - a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

     - an account or accounts otherwise acceptable to each rating agency.

     The collateral eligible to secure amounts in the certificate account is limited to permitted investments. A certificate account may be maintained as an interest bearing account or the funds may be invested pending each succeeding distribution date in permitted investments. The master servicer or its designee will be entitled to receive any interest or other income earned on funds in the certificate account as additional compensation and will be obligated to deposit in the certificate account the amount of any loss immediately as realized. The certificate account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

     The master servicer will deposit or cause to be deposited in the certificate account for each trust fund on a daily basis, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

     1. all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

     3. all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures -- called Insurance Proceeds -- and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise -- called Liquidation Proceeds -- together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

     4. all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program -- Representations by sellers; Repurchases" or "The Pooling and Servicing Agreement -- Assignment of mortgage assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -- Termination; Optional termination" below;

     5. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     6. any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

     7. all other amounts required to be deposited in the certificate account pursuant to the Agreement.

     The master servicer or the depositor, as applicable, may from time to time direct the institution that maintains the certificate account to withdraw funds from the certificate account for the following purposes:

     1. to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the certificate account;

     2. to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on that mortgage loan or related Insurance Proceeds or Liquidation Proceeds with respect to which that advance was made;

     3. to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     4. to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

     5. to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which those advances were made;

     6. to pay to the master servicer, with respect to each mortgage loan that has been purchased by the master servicer pursuant to the agreement, all amounts received on that loan and not taken into account in determining the principal balance of the repurchased mortgage loan;

     7. to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

     8. to withdraw any amount deposited in the certificate account and not required to be deposited in that account; and

     9. to clear and terminate the certificate account upon termination of the agreement.

     In addition, on or prior to the business day immediately preceding each distribution date, the master servicer will withdraw from the certificate account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

COLLECTION PROCEDURES

     The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each agreement and any insurance guaranty or alternative credit enhancement arrangements, follow the same collection procedures as it follows with respect to mortgage loans that are comparable to the mortgage loans held in its own portfolio. Consistent with the above, the master servicer may, in its discretion, (a) waive any assumption fee, late payment or other charge in connection with a mortgage loan and (b) to the extent not inconsistent with the coverage of a mortgage loan by an alternative credit enhancement arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days, or any other number of days specified in the related prospectus supplement, after the applicable due date for each payment. To the extent the master servicer is obligated to make or to cause to be made advances, its obligation will remain during any period of an arrangement described above.

     In any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of that mortgage loan under any applicable due-on-sale clause, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is, by its terms, assumable, the master servicer will seek to enter into or cause to be entered into an assumption and modification agreement with the person to whom the related property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed.

     With respect to cooperative loans, any prospective purchaser generally will have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

HAZARD INSURANCE

     The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing that mortgage loan or (2) the greater of (y) the outstanding principal balance of the mortgage loan and (z) an amount so that the proceeds of the policy will be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures, will be deposited in the related certificate account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Any blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related certificate account the amounts that would have been deposited but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the mortgage loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (x) the actual cash value -- generally defined as replacement cost at the time and place of loss, less physical depreciation -- of the improvements damaged or destroyed or (y) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above.

     The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that type of insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which that type of coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest and reimbursement of certain expenses, less

     - all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property,

     - hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

     - amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

     - claim payments previously made by the primary insurer and

     - unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including

     - fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan;

     - failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

     - physical damage to the mortgaged property; and

     - the related sub-servicer not being approved as a servicer by the primary mortgage insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

     (x) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the primary mortgage insurer,

         (1) real estate property taxes,

         (2) all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted,

         (3) mortgaged property sales expenses,

         (4) any outstanding liens on the mortgaged property and

         (5) foreclosure costs, including court costs and reasonable attorneys' fees;

     (y) in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     (z) tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

     The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take those reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the certificate account, subject to withdrawal as described above.

     If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines (x) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that those expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of that mortgage loan plus accrued interest that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus accrued interest that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the certificate account amounts representing its normal servicing compensation with respect to that mortgage loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

     If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus accrued interest that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the certificate account amounts representing its normal servicing compensation with respect to that mortgage loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest.

     The proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

     first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to that mortgage loan;

     second, to reimburse the master servicer for any unreimbursed advances with respect to that mortgage loan;

     third, to accrued and unpaid interest to the extent no advance has been made for that amount on that mortgage loan; and

     fourth, as a recovery of principal of that mortgage loan.

     FHA Insurance; VA Guaranties. Mortgage Loans designated in the related prospectus supplement as insured by the Federal Housing Authority -- called the FHA -- will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard

FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of that loan.

     The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development -- called HUD -- or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the control of the mortgagor is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the mortgage loan, which payments are to be repaid by the mortgagor to HUD, or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase any debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the principal amount of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage loans designated in the related prospectus supplement as guaranteed by the Veterans Administration -- called the VA -- will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or, in certain instances, the spouse of a veteran, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that mortgage loan.

     The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

     The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement, which may vary under certain circumstances, of the outstanding principal balance of each mortgage loan, and that compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer may be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable certificate account.

     The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received, and in connection with the restoration of mortgaged properties, its right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

EVIDENCE AS TO COMPLIANCE

     Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans or agency securities, under agreements substantially similar to each other, including the related agreement, was conducted in compliance with the minimum standards of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, as applicable, with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans or agency securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC rendered within one year of the statement of firms of independent public accountants with respect to the related sub-servicer.

     Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

LIST OF CERTIFICATEHOLDERS

     Each agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the agreement and the certificates.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor, may be a seller or may have normal business relationships with the depositor or the depositor's affiliates.

     Each agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement. Notwithstanding the foregoing, each agreement will provide that the master servicer may assign its rights and obligations under the applicable agreement to an entity that

     - is reasonably acceptable to the trustee and any third-party provider of credit enhancement for the related series,

     - is duly qualified and licensed to service mortgage loans comparable to the mortgage loans in the jurisdictions in which the mortgaged properties are located,

     - has a net worth of not less than $10,000,000 and is an approved servicer for either Fannie Mae or Freddie Mac,

     - will not cause any rating agency to lower or withdraw its then-current rating assigned to the certificates of the related series and

     - executes and delivers an agreement pursuant to which the successor agrees to be bound by all of the terms and conditions of the applicable agreement.

     Each agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any of the identified persons will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the certificates, other than any loss, liability or expense related to any specific mortgage asset or mortgage assets, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the certificateholders under the agreement. In that event, the legal expenses and costs of the action and any liability resulting from that action will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of the series that have been rated.

EVENTS OF DEFAULT

     Events of default under each agreement will consist of

     - any failure by the master servicer to deposit in the certificate account or remit to the trustee any payment other than an advance which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

     - any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

     - any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations. Voting rights are the portion of voting rights of all of the certificates which are allocated to any certificate pursuant to the terms of the agreement.

     If specified in the related prospectus supplement, the agreement will permit the trustee to sell the mortgage assets and the other assets of the trust fund in the event that payments in respect of those assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 25% of the voting rights and under any other circumstances as may be specified in that agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the mortgage assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the master servicer under the agreement.

     No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the related series evidencing not less than 25% of the voting rights have made written request upon the trustee to institute proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any requested proceeding.

AMENDMENT

     Each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

     - to cure any ambiguity;

     - to correct or supplement any provision which may be defective or inconsistent with any other provision, including to give effect to the expectations of holders; or

     - to make any other provision with respect to matters or questions arising under the agreement, provided that the action will not as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder; provided, however, that no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification. Each agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the related series evidencing a majority in interest of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that no amendment may

     1. reduce in any manner the amount of, or delay the timing of, payments received on mortgage assets that are required to be distributed on any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in 1., without the consent of the holders of certificates of that class evidencing, as to that class, percentage interests aggregating 66%, or

     3. reduce the percentage of certificates of any class of holders that is required to consent to any amendment without the consent of the holders of all certificates of the class covered by the agreement then outstanding.

     If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     The obligations created by the agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the certificate account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (x) the final payment or other liquidation of the last of the mortgage assets subject to that agreement or the disposition of all property acquired upon foreclosure of any mortgage assets remaining in the trust fund and (y) the purchase by the Terminator or, in the case of an auction sale as described below, one or more third parties, from the related trust fund of all of the remaining mortgage assets and all property acquired in respect of those mortgage assets; provided that the trust fund will terminate not later than the death of the survivors of the person named in the related agreement. The "Terminator" may be the master servicer, one or more subservicers, the depositor, the holder of a REMIC residual interest or the provider of credit enhancement, as specified in the related prospectus supplement.

     Any purchase of mortgage assets and property acquired in respect of mortgage assets evidenced by a series of certificates will be made at the option of the applicable Terminator at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any Terminator to so purchase is subject to the principal balance of the related mortgage assets being less than a fixed percentage, not more than 10%, specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets at the cut-off date for the series. The purchase price may be less than the outstanding principal of the related certificates if the mortgage assets include mortgaged properties acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in connection with defaulted mortgage loans and the values of those mortgaged properties are less than the outstanding principal balances of the related mortgage loans. In addition, if the related prospectus supplement so provides, the trustee may be required to conduct an auction sale of the mortgage assets in accordance with the procedures specified in that prospectus supplement in the event that the Terminator is eligible to exercise its purchase option but elects not to do so. Any auction sale generally will require a minimum bid equal to the outstanding principal balance of the related certificates plus accrued interest. If a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

THE TRUSTEE

     The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have banking relationships with the depositor, the master servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the mortgaged properties are expected to be located throughout the United States and because the legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

GENERAL

     The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of required covenants. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code -- called the UCC -- and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable is that lenders will usually proceed against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of those payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980 -- called CERCLA -- the United States Environmental Protection Agency may impose a lien on property where the Environmental Protection Agency has incurred clean-up costs. However, a CERCLA lien is subordinate to preexisting, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured creditor exclusion. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility, or participated in decisions related to hazardous waste to be held liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's hazardous waste management practices. The court added that a lender's capacity to influence those decisions could be inferred from the extent of its involvement in the facility's financial management. In January 1991, the Supreme Court denied certiorari in the Fleet Factors case, thereby letting the Court of Appeals decision stand. In response to the Fleet Factors decision, on April 29, 1992, the Environmental Protection Agency issued regulations interpreting and delineating CERCLA's secured creditor exclusion and the range of permissible actions that may be undertaken by a holder of a security interest in a contaminated property without exceeding the bounds of the secured creditor exclusion. However, on February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit issued a decision in Kelley v. EPA invalidating the Environmental Protection Agency regulations. Further, in January 1995, the Supreme Court denied certiorari in the Kelley case, thereby letting the Court of Appeals decision stand. In September 1995, the Environmental Protection Agency and the U.S. Department of Justice issued a guidance document stating that the two agencies, respectively, would apply the 1992 regulations in prosecuting enforcement and cost recovery actions, and in otherwise addressing lender liability under CERCLA. However, this guidance document is not binding on any parties other than the federal government, and need not be applied by the courts in adjudicating CERCLA cost recovery or contribution actions brought by states, municipalities or private parties.

     As a result of the Kelley decision, the state of the law with respect to the secured creditor exclusion remains unclear. Proposed amendments to CERCLA that would clarify the range of actions a secured creditor may take without losing the benefit of the exclusion have been introduced in Congress, but have not been enacted. However, even if CERCLA were to be amended, those amendments would not affect the potential for liability under other federal or state laws which impose liability on "owners or operators" but do not provide any protection for secured creditors.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks under that subtitle. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

DUE-ON-SALE CLAUSES

     Each conventional mortgage loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 -- called the Garn-St Germain Act -- subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner occupied residential properties. Since many of the mortgaged properties will be owner-occupied it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment. particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 -- called Title V -- provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfall in interest collections resulting from the application of this act could result in losses to the holders of the certificates. In addition, this act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, in the event that a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section sets forth (a) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special federal tax counsel to the depositor, called Federal Tax Counsel, and (b) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of certificates. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold certificates as "capital assets", that is generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a certificate, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the "holder" means the beneficial owner of a certificate and, unless the context indicates otherwise, any reference to mortgage loans includes both the mortgage loans and agency securities.

     The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated under that code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this discussion is based are subject to change, and any change could apply retroactively.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

OPINIONS

     Federal Tax Counsel is of the opinion that:

     1. If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that those elections are timely made and all of the provisions of the applicable agreement are complied with,

        (a) each segregated pool of assets specified as a REMIC in that agreement will constitute a REMIC for federal income tax purposes,

        (b) the class or classes of certificates of the related series which are designated as "regular interests" in that prospectus supplement will be considered "regular interests" in a REMIC for federal income tax purposes and

        (c) the class of certificates of the related series which is designated as the "residual interest" in that prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes; and

     2. If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement, (a) the trust fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code and will not be considered to be an association taxable as a corporation and (b) a holder of the related certificates will be treated for federal income tax purposes as the owner of an undivided interest in the assets included in the trust fund.

     Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, and the prospectus supplement so indicates, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below.

a. SINGLE CLASS OF CERTIFICATES

     Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the mortgage pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each certificateholder will be required to report on its federal income tax return in accordance with the certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount, called OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses plus the taxpayer's other miscellaneous itemized deductions, as defined in the Internal Revenue Code, exceed two percent of its adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or received if received prior to when due or are paid or accrued if accrued prior to payment to the master servicer. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below.

     In general, (a) a certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans secured by an interest in real property which is residential property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that section; and (b) a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that section.

     Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, certificateholders should consult their own tax advisors with respect to the characterization of investments in certificates representing an interest in a trust fund that includes buydown loans.

     Premium. The price paid for a certificate by a holder will be allocated to that holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Internal Revenue Code Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on those mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the related certificate. The basis for that certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an agency security, prepays in full, equal to the difference between the portion of the prepaid principal amount of that mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to that mortgage loan or underlying mortgage loan, if a reasonable prepayment assumption is used to amortize the premium, it appears that the loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Internal Revenue Code relating to "original issue discount", currently Internal Revenue Code Sections 1271 through 1275, will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must he reported as ordinary gross income as it accrues under a constant interest method. See "-- Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than ARM Loans" below.

     Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest over the holder's tax basis in the interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on those instruments. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of
(x) the total remaining market discount and (y) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (x) the total remaining market discount and (y) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of that certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry that certificate in excess of the aggregate amount of interest, including OID, includible in the holder's gross income for the taxable year with respect to that certificate. The amount of net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

     Election to Treat All Interest as OID. The OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If that election were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Single Class of Certificates -- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the Internal Revenue Service.

b. MULTIPLE CLASSES OF CERTIFICATES

1. Stripped Bonds and Stripped Coupons

     Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans, referred to as Stripped Bond Certificates, while the second class of certificates may represent the right to some or all of the interest on that portion, referred to as Stripped Coupon Certificates.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points or the certificates are initially sold with a de minimis discount, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "-- Non-REMIC Certificates" and "Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans issued on the day that certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of that certificate will be required to accrue the discount under the OID rules of the Internal Revenue Code. See "-- Non-REMIC Certificates" and "-- Single Class of Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either (a) the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or (b) no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on recent Internal Revenue Service guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Internal Revenue Code, in which case, all payments from that mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on that certificate under the OID rules of the Internal Revenue Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument, rather than an interest in discrete mortgage loans, and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans, then when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan.

     We recommend that holders of Stripped Bond Certificates and Stripped Coupon Certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

2. Certificates Representing Interests in Loans

     The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 1, 1984. Under the OID regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans.

     OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based on the Treasury regulations issued under Internal Revenue Code Sections 1271 through 1275, called the OID Regulations, and in part on the provisions of the Tax Reform Act of 1986, called the 1986 Act.

     Under the Internal Revenue Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated, with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "-- Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates and will take into account events that occur during the calculation period. The prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act provides, however, that the regulations will require that the prepayment assumption be the prepayment assumption that is used in determining the offering price of the related certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on that certificate for each day on which it owns that certificate, including the date of purchase but excluding the date of disposition. A calculation will be made by the master servicer or the other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates, or the day prior to each distribution date. This will be done, in the case of each full month accrual period, by adding (x) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the respective component under the prepayment assumption -- of all remaining payments to be received under the prepayment assumption on the respective component and (y) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of that accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those Mortgage Loans will be includible by the holder. Other original issue discount on the mortgage loans, for example, that arising from a "teaser" rate, would still need to be accrued.

     The addition of interest deferred by reason of negative amortization to the principal balance of a mortgage loan may require the inclusion of that amount in the income of the certificateholder when that amount accrues. Furthermore, the addition of deferred interest to the certificate's principal balance will result in additional income, including possibly OID income, to the certificateholder over the remaining life of those certificates.

c. SALE OR EXCHANGE OF A CERTIFICATE

     Sale or exchange of a certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis generally will equal the seller's purchase price for the certificate, increased by the OID included in the sellers gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Internal Revenue Code
Section 1221, and will be long-term or short term depending on whether the certificate has been owned for the long-term capital gain holding period, currently more than one year.

     The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d. NON-U.S. PERSONS

     Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Internal Revenue Code
Section 1441 or 1442 to (a) an owner that is not a U.S. Person or (b) a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or the lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984 by natural persons if the certificateholder complies with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the Certificateholder is not a U.S. Person and providing the name and address of the Certificateholder. Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Treasury regulations, called the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     A "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof except, in the case of a partnership, to the extent future Treasury regulations provide otherwise, an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Internal Revenue Code.

e. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. The rate, called the backup withholding rate, will be reduced to 30.5% effective August 7, 2001, and further reduced gradually to 28% by the year 2006. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability. All holders should consult their tax advisers regarding what certifications, if any, will be required under the Final Withholding Regulations to avoid backup withholding with respect to payments made after December 31, 2000.

REMIC CERTIFICATES

     The trust fund relating to a series of certificates, or any segregated pool of assets within the trust fund, may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates, called REMIC Certificates, may not be accorded the status or given the tax treatment described below. While the Internal Revenue Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, any relief may be accompanied by sanctions, for example, the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. With respect to each trust fund or segregated pool of assets that elects REMIC status, the related certificates will be considered to be regular interests, called Regular Certificates or residual interests, called Residual Certificates in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

     - certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

     - certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B); and

     - interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "-- Non-REMIC Certificates -- Single Class of Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government securities" within the meaning of Internal Revenue Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation, including certificates of participation in an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain series of certificates, two separate elections may be made to treat designated portions of the related trust fund as REMICs, called the Subsidiary REMIC and the Master REMIC for federal income tax purposes. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (a) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and (b) "loans secured by an interest in real property" under
Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on those certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

a. REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued under Internal Revenue Code Sections 1271 through 1275 and in part on the provisions of the Tax Reform Act of 1986. Holders of Regular Certificates should be aware, however, that the OID regulations do not adequately address certain issues relevant to prepayable securities like the Regular Certificates.

     Rules governing OID are set forth in Internal Revenue Code Sections 1271 through 1275. These rules require that the amount and rate of accrual of OID be calculated based on the prepayment assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the prepayment assumption. Under the Internal Revenue Code, the prepayment assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the prepayment assumption be the prepayment assumption that is used in determining the initial offering price of the related Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the prepayment assumption or at any other rate.

     The Internal Revenue Service has issued regulations governing the calculation of OID on instruments having contingent interest payments. These regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Internal Revenue Code Section 1272(a)(6), like the Regular Certificates. Additionally, the OID regulations do not contain provisions specifically interpreting Internal Revenue Code Section 1272(a)(6). The trustee intends to base its computations on Internal Revenue Code Section 1272(a)(6) and the OID regulations as described in this section. However, because no regulatory guidance currently exists under Internal Revenue Code
Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses, brokers, underwriters or wholesalers. The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of those Regular Certificates includes all distributions of interest as well as principal.

     Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period and any interest foregone during the first period, is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. Regular certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the Internal Revenue Service could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because reasonable legal remedies do not exist to compel timely payment of interest or, the terms and conditions of the certificates, or possibly the underlying mortgage loans, are not established so that the likelihood of late payments or nonpayments on the mortgage loans is a remote contingency. This position, if successful, would require all holders of Regular Certificates to accrue income on those certificates under the OID regulations.

     Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of distributions should be determined in accordance with the prepayment assumption. The prepayment assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and this income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances, called Super-Premium Certificates. The income tax treatment of Super Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super Premium Certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption, with the result that these certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID, rather than being immediately deductible, when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. As discussed above, the contingent regulations specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6), like the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of Super Premium Certificates should be limited to their principal amount subject to the discussion below under "-- Accrued Interest Certificates", so that Super Premium Certificates would be considered for federal income tax purposes to be issued at a premium. If that position were to prevail, the rules described below under "-- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a

Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this discussion.

     Under the REMIC Regulations, if the issue price of a Regular Certificate, other than those based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, those Regular Certificates generally should not be treated as a SuperPremium Certificate and the rules described below under "-- Regular Certificates -- Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code Section 171 is made to amortize the premium.

     Generally, a Regular certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates provided that each accrual period

     - is not longer than one year,

     - begins or ends on a distribution date except for the first accrual period which begins on the issue date and

     - begins on the day after the preceding accrual period ends.

This will be done in the case of each full accrual period by (x) adding (a) the present value at the end of the accrual period -- determined by using as a discount factor equal to the original yield to maturity of the Regular Certificates as calculated under the prepayment assumption -- of all remaining payments to be received on the Regular Certificates under the prepayment assumption and (b) any payments included in the stated redemption price at maturity received during the accrual period, and (y) subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease, but never below zero, in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the prepayment assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for that purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day -- computed in accordance with the rules set forth above -- multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder who purchased the Regular Certificate at its issue price, less
(b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the prepayment assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally,

     1. the issue price does not exceed the original principal balance by more than a specified amount;

     2. the interest compounds or is payable at least annually at current values of

        (a) one or more qualified floating rates which are generally measured by or based on lending rates for newly borrowed funds,

        (b) a single fixed rate and one or more qualified floating rates,

        (c) a single objective rate which is generally, a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, or

        (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

     3. there are no contingent principal payments.

The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate. If some or all of the Mortgage Loans are subject to "teaser rates" the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that those certificates may not have been issued with "true" non-de minimis original issue discount.

     Election to Treat All Interest as OID. The OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Regular Certificates -- Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the Internal Revenue Service.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID regulations, "market discount" equals the excess, if any, of (x) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder over (y) the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

     The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until those regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (x) the total remaining market discount and (y) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments like the Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing those instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

     A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest, including OID, includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the prepayment assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The amortizable bond premium regulations described above specifically do not apply to prepayable debt instruments subject to Internal Revenue Code Section 1272(a)(6) like the Regular Certificates. Absent further guidance from the Internal Revenue Service, the trustee intends to account for amortizable bond premium in the manner described in this section. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a prepayment assumption in accruing market discount with respect to Regular Certificates without regard to whether those Certificates have OID, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular certificates should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of deferred interest with respect to one or more adjustable rate loans. Any deferred interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of those certificates prior to the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID regulations. Whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate inclusion. Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

     Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on other more senior certificates. Subordinated certificateholders nevertheless will be required to report income with respect to those certificates under an accrual method without giving effect to delays and reductions in distributions on those subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of those losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount" above, any gain or loss generally will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" -- generally, property held for investment -- within the meaning of Internal Revenue Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (x) the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over (y) the amount actually includible in the holder's income.

     The Regular Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates, called Payment Lag Certificates, may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrue interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date, called pre-issuance accrued interest and the Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent those payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Residual Certificates" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of any certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

     Non-U.S. Persons. Generally, payments of interest, including any payment with respect to accrued OID, on the Regular Certificates to a Regular certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the Regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the Regular certificateholder under penalties of perjury, certifying that the Regular certificateholder is a foreign person and providing the name and address of the Regular certificateholder. If a Regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, to the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. Treasury regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the final withholding regulations.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Regular certificateholders who are not U.S. Persons and persons related to those holders should not acquire any Residual Certificates, and holders of Residual Certificates and persons related to Residual certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular certificateholder at any time during that year, information that may be deemed necessary or desirable to assist Regular certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding, at the backup withholding rate, may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability. All holders should consult their tax advisers regarding what certifications, if any, will be required under the final withholding regulations to avoid backup withholding with respect to payments made after December 31, 2000. See "Non-U.S. Persons," above for a discussion of the final withholding regulations.

b. RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "-- Prohibited Transactions and Other Taxes" below. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. A holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation to taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A Residual certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate a mismatching of income and cash distributions, that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, these factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than or less than the adjusted basis the Residual Certificate would have in the hands of an original Residual certificateholder. See "-- Sale or Exchange of Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC regulations do not provide for any adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (a) the income from the mortgage loans and the REMIC's other assets and (b) the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described above under "-- Regular Certificates -- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

     - the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     - all bad loans will be deductible as business bad debts, and

     - the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individuals.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of this income by Residual certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates or, if a class of certificates is not sold initially, its fair market value. This aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which that election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the prepayment assumption. Additionally that election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead premium with respect to those mortgage loans would be allocated among the principal payments on these loans and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders will not apply.

     A Residual certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual certificateholder, see "Allocation of the Income of the REMIC to the Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Any net loss would be allocated among the Residual certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the Residual certificateholder to offset its share of the REMIC's taxable income in future periods, but not otherwise. The ability of Residual certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

     Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that Residual Certificates acquired after January 3, 1995 are not securities and cannot be marked-to-market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular certificateholders and the Residual certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes or (b) is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, for example a partnership, an S corporation or a grantor trust, those expenses will be deductible under Internal Revenue Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Internal Revenue Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount, called the Applicable Amount, will be reduced by the lesser of (x) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service the holder's allocable share if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate, referred to in the Internal Revenue Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion

     - may not be offset by any unrelated losses, deductions or loss carryovers of a Residual certificateholder;

     - will be treated as "unrelated business taxable income" within the meaning of the Code Section 512 if the Residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income; and

     - is not eligible for any reduction in the rate of withholding tax in the case of a Residual certificateholder that is a foreign investor. See "Non-U.S. Persons" below.

     With respect to any Residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (x) the income of the Residual certificateholder for that calendar quarter from its Residual Certificate over
(y) the sum of the "daily accruals" for all days during the calendar quarter on which the Residual certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased, but not below zero, by the aggregate amount of payments made on the Residual Certificate before the beginning of that quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service. The Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Certificate as excess inclusions if the Residual Certificates in the aggregate are considered not to have "significant value."

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to those Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Internal Revenue Code Section 857(b)(2), excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that

     - the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

     - the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

     - the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Payments. Any distribution made on a Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the Residual certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate, except that the recognition of loss may be limited under the "wash sale" rules described below. A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual certificateholder with respect to the Residual Certificate, and decreased, but not below zero, by the net losses that have been allowed as deductions to the Residual certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual certificateholder. In general, any gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires that Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" as defined in Internal Revenue Code
Section 7701(i) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the Residual certificateholder on the sale will not be deductible, but, instead, will increase the Residual certificateholder adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Internal Revenue Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat that trust fund as a REMIC made after the day on which that trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. No trust fund for any series of certificates will accept contributions that would subject it to this tax.

     In addition, a trust fund as to which an election has been made to treat that trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any prohibited transactions tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of, or results from, (a) a breach of the related master servicer's, trustee's or seller's obligations, as the case may be, under the related agreement for that series, the tax will be borne by the master servicer, trustee or seller as the case may be, out of its own funds or (b) the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller. In the event that the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay any tax as provided above, the tax will be payable out of the trust fund for the related series and will result in a reduction in amounts available to be distributed to the certificateholders of that series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on that date, the REMIC will not be subject to any prohibited transactions tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual certificateholder in final liquidation of its interest, then it would appear that the Residual certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the Residual certificateholders will be treated as the partners. Certain information will be furnished quarterly to each Residual certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

     Each Residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

TAX-EXEMPT INVESTORS

     Any Residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "-- Residual Certificates -- Excess Inclusions" above.

NON-U.S. PERSONS

     Amounts paid to Residual certificateholders who are not U.S. persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates -- Excess Inclusions" above. If the portfolio interest exemption is unavailable, this amount will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of under rules similar to those for withholding upon disposition of debt instruments that have OID. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the Residual Certificates do not have significant value. See "-- Residual
Certificates -- Excess Inclusions" above. If the amounts paid to Residual certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to those non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.

     Treasury regulations, called the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

     Regular certificateholders and persons related to those holders should not acquire any Residual Certificates, and Residual certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of the acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC regulations, equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to that person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, that person does not have actual knowledge that the affidavit is false. A "disqualified organization" means

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing, provided that this term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any governmental agency,

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and

     (C) a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in that entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in that entity, will be relieved of liability for the tax if the record holder furnishes to that entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means

     - a regulated investment company, real estate investment trust or common trust fund,

     - a partnership, trust or estate and

     - certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to that interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of those entities beginning after December 31, 1988. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if the electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     In order to comply with these rules, each agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the trustee receives the following: (a) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and
(b) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificate. The REMIC regulations would disregard some transfers of Residual certificate, in which case the transferor would continue to be treated as the owner of the Residual certificate and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "-- Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual certificate does not exceed the sum of the present values of (1) any consideration given to the transferee to acquire the Residual certificate, (2) the expected future distributions on the Residual certificate, and (3) the anticipated tax savings associated with holding the Residual certificate as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

     The asset test is satisfied if

     1. at the time of the transfer of the Residual certificate, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

     2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual certificate will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

     3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual certificate will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, requirement (2) will not be treated as satisfied in the case of any transfer or assignment of the Residual certificate to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual certificate is at any time subject to net tax by a foreign country or possession of the United States.

     Foreign Investors. The REMIC regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that those amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. Each agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form 4224 and/or any successor or replacement form required by the Final Withholding Regulations, which are generally effective with respect to payments after December 31, 2000, to substantiate a claim that income is effectively connected with a United States trade or business, and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended, called ERISA, in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors

     - whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

     - whether the investment satisfies the applicable diversification requirements;

     - whether the investment is in accordance with the documents and instruments governing the plan; and

     - whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over or responsibility for, plan assets.

     In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Internal Revenue Code, or any entity, including insurance company separate or general accounts, whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity, each, a Plan, are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan, called parties in interest and disqualified persons. Such transactions are treated as "prohibited transactions" under Section 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Internal Revenue Code unless an exemption applies. The seller, each master servicer or other servicer, any underwriter, any insurer, the trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Internal Revenue Code unless a statutory, regulatory or administrative exception or exemption is available.

PLAN ASSETS

     In 29 C.R.F. sec.2510.3-101, called the Plan Asset Regulations, the U.S. Department of Labor, called DOL, has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Internal Revenue Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the seller can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,

     - a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates,

     - the fiduciary investment standards of ERISA could apply to such assets and

     - transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1, called PTCE 83-1, which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Internal Revenue Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that:

     - the seller and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans;

     - the trustee may not be an affiliate of the seller; and

     - the payments made to, and retained by, the seller in connection with the trust fund, together with all funds inuring to its benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the seller, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such certificates and the rights and interest evidenced by such certificates are not subordinated to the rights and interests evidenced by other certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the seller, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

     - the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in certificates;

     - the Plan pays no more for the certificates than would be paid in an arm's-length transaction;

     - no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the seller with regard to the sale, exchange or transfer of certificates to the Plan;

     - the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued and

     - at least 50% of the aggregate amount of certificates is acquired by persons independent of the seller, the trustee, the master servicer and the insurer.

     Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan pursuant to PTCE 83-1.

UNDERWRITER EXEMPTION

     The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities an individual prohibited transaction exemption, each of which has been amended by Prohibited Transaction Exemption 97-34, called PTE 97-34, and was further recently amended pursuant to Prohibited Transaction Exemption 2000-58, called PTE 2000-58, or the Exemption, which is applicable to certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed, generally non-revolving pools, of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables, manufactured housing loans and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

General Conditions of Exemption

     The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust fund must be fully secured, other than one-to-four family residential mortgage loans, manufactured housing loans or receivables and home equity loans or receivables backing certain types of certificates, as described below. Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans." Third, unless the certificates are issued in "designated transactions" and are backed by fully-secured loans, they may not be subordinated. Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three or in the case of designated transactions, four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. Fifth, the trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any

     - underwriter as defined in the Exemption,

     - the seller,

     - the master servicer,

     - each servicer,

     - the insurer,

     - the counterparty of any "interest swap" held as an asset of the trust fund and

     - any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the seller pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in those other investment pools must have been rated in one of the three or in the case of designated transactions, four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates.

Recent Amendments to Exemption

     PTE 2000-58, called the Amendment, recently amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to the amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. The certificates had to be issued by a trust which was a grantor trust, REMIC or a FASIT whose corpus would not include certain types of assets such as interest-rate swaps.

Designated Transactions

     In the case where the certificates are backed by trust fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions, called Designated Transactions, the Amendment permits the certificates issued by the trust fund in those transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets are the type which will quality for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subject of Designated Transactions, one- to-four family residential and home equity loans and manufactured housing loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

     (a) not subordinated to the rights and interests evidenced by securities of the same trust fund;

     (b) the certificates acquired by the Plan have received a rating from a rating agency at the time of acquisition that is in one of the two highest generic rating categories; and

     (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (x) the outstanding principal balance due under the loan which is held by the trust fund and (y) the outstanding principal balance(s) of any other loan(s) of higher priority, whether or not held by the trust fund, which are secured by the same collateral.

Insurance Company General Accounts

     In the event that certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 which permits insurance company general accounts as defined in that exemption to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Permitted Assets

     The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap, or if purchased by or on behalf of the trust fund, an interest-rate cap contract is a permitted trust fund asset if it:

     (a) is an "eligible Swap;"

     (b) is with an "eligible counterparty;"

     (c) is purchased by a "qualified plan investor;"

     (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and

     (e) permits the trust fund to make termination payments to the Swap, other than currently scheduled payments, solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one which:

     (a) is denominated in U.S. dollars;

     (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class or certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index, with the trust fund receiving payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

     (c) has a notional amount that does not exceed either: (x) the principal balance of the class of certificates to which the Swap relates, or (y) the portion of the principal balance of the class represented by obligations;

     (d) is not leveraged, that is, payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of the difference;

     (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid and

     (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by a least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility, the counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy a class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and the fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") or (c) has total assets, both Plan and non-Plan, under management of at least $100 million at the time the certificates are acquired by the Plan.

     In "ratings dependent Swaps" where the rating of a class of certificates is dependent on the terms and conditions of the Swap, the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement at which time the earlier Swap Agreement must terminate; or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency so that the then current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced, and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term or more than one year. In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of the failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves ratings dependent Swap.

     "Non-ratings dependent Swaps" where the rating of the certificates does not depend on the terms and conditions of the Swap, are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement at which time the earlier Swap Agreement must terminate;

     (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or if purchased by or on behalf of the trust fund an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 17, 1998 if it meets the following conditions:

        (a) it is denominated in U.S. dollars;

        (b) it pays an allowable interest rate;

        (c) it is not leveraged;

        (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

        (e) it is entered into between the trust fund and an eligible counterparty; and

        (f) it has an allowable notional amount.

Pre-Funding Accounts

     The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date, referred to here as "additional loans", must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date. Fifth, either: (x) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (y) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (x) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or
(y) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

Limitations on Scope of the Exemption

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Internal Revenue Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that:

     - the Plan is not an Excluded Plan,

     - each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class,

     - after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity and

     - in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED CERTIFICATES. BEFORE PURCHASING CERTIFICATES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN THE EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE INTERNAL REVENUE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Internal Revenue Code and exempt from taxation under
Section 501(a) of the Internal Revenue Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Internal Revenue Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in certificates under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by that prospectus supplement will constitute "mortgage related securities" for purposes of SMMEA. Classes of certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentably thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to that legislation only to the extent provided therein. Approximately twenty-one states adopted legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as the contractual commitment was made or the certificates acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration -- the NCUA -- Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security".

     All depository institutions considering an investment in the certificates, whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security," should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities to the extent adopted by their respective regulators -- called the Policy Statement -- setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for and restrictions on investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities like certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase or retention of that product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for those investors.

                             METHOD OF DISTRIBUTION

     Certificates are being offered by this prospectus in series from time to time, each series evidencing a separate trust fund, through any of the following methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters;

     2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

     3. By placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the applicable series if any of those certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Mellon Financial Services, LLC, an affiliate of the depositor, may from time to time act as agent or underwriter in connection with the sale of the certificates. This prospectus and the related prospectus supplement may be used by Mellon Financial Services, LLC in connection with offers and sales related to secondary market transactions in any series of certificates. Mellon Financial Services, LLC may act as principal or agent in those transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which those underwriters or agents may be required to make in respect of those liabilities.

     If a series is offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

                                 LEGAL MATTERS

     The validity of the certificates, including the material federal income tax consequences with respect thereto, will be passed upon for the depositor by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of the certificates of each series offered by this prospectus and the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                     MELLON RESIDENTIAL FUNDING CORPORATION
                                   DEPOSITOR

                               MELLON BANK, N.A.
                           SELLER AND MASTER SERVICER

                                 $1,280,173,000
                                 (APPROXIMATE)

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-HEIL1

                           -------------------------

                             PROSPECTUS SUPPLEMENT
                           -------------------------

GREENWICH CAPITAL MARKETS, INC.                    MELLON FINANCIAL MARKETS, LLC
                                  UNDERWRITERS

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2001-HEIL1 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2001-HEIL1 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2001-HEIL1 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus until September 17, 2001.

                                 JUNE 19, 2001

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